Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                February 2, 2001


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.  Other Events.

On September 18, 2000, Westmoreland Coal Company (the "Company") announced that it had agreed to acquire Montana Power Company's coal business unit for $138 million in cash. On September 28, 2000, the Company announced that it had agreed to acquire Knife River Corporation's coal operations for $28.8 million in cash, excluding final settlement cost adjustments, and other consideration. Closing of both transactions was expected to occur by year-end.

The Company now anticipates that closing of these transactions will occur at the end of the first quarter of 2001. Both transactions are subject to financing, regulatory approvals, and other customary contingencies, and the transaction with Knife River Corporation is subject to the approval of the Company's board of directors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Stock Purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc.

          Exhibit 99.2 - Asset Purchase Agreement dated as of September 27, 2000 by and between Knife River Corporation and Westmoreland-Knife River Coal Acquisition Corp.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: February 5, 2001              /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

EXHIBIT 99.1
STOCK PURCHASE AGREEMENT

                         dated as of September 15, 2000

                                 by and between

                            WESTMORELAND COAL COMPANY

                                       and

                                  ENTECH, INC.

                         with respect to all outstanding
                                capital stock of

                              BASIN RESOURCES, INC.

                           HORIZON COAL SERVICES, INC.

                          NORTH CENTRAL ENERGY COMPANY

                           NORTHWESTERN RESOURCES CO.

                             WESTERN ENERGY COMPANY



                                TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                           Page


ARTICLE I SALE OF SHARES AND CLOSING.........................................1
         1.01         Purchase and Sale......................................1
         1.02         Purchase Price.........................................1
         1.03         Closing................................................1
         1.04         Purchase Price Adjustment..............................2
         1.05         Further Assurances; Post-Closing Cooperation...........3


ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER..........................4
         2.01         Corporate Existence of Seller..........................4
         2.02         Authority..............................................4
         2.03         Existence of the Companies.............................4
         2.04         Capitalization.........................................5
         2.05         Subsidiaries...........................................5
         2.06         No Conflicts...........................................5
         2.07         Governmental Approvals and Filings.....................6
         2.08         Financial Statements and Condition.....................6
         2.09         Taxes..................................................7
         2.10         Legal Proceedings......................................8
         2.11         Compliance With Laws and Orders........................8
         2.12         Benefit Plans; ERISA...................................8
         2.13         Real Property.........................................10
         2.14         Fixed Assets; Leased Personal Property................10
         2.15         Contracts.............................................10
         2.16         Intellectual Property.................................12
         2.17         Affiliate Transactions................................12
         2.18         Labor Relations.......................................12
         2.19         Environmental Matters.................................12
         2.20         Licenses, Permits, Approvals..........................13
         2.21         Insurance.............................................13
         2.22         Bonds.................................................13
         2.23         Brokers...............................................13


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................13
         3.01         Corporate Existence...................................13
         3.02         Authority.............................................13
         3.03         No Conflicts..........................................13
         3.04         Governmental Approvals and Filings....................14
         3.05         Legal Proceedings.....................................14
         3.06         Purchase for Investment...............................14
         3.07         Independent Evaluation................................14
         3.08         Brokers...............................................15
         3.09         Qualifications as Lessee; Coal Acreage Limitations....15
         3.10         Permit Blocking.......................................15
         3.11         Exon-Florio...........................................15
         3.12         Financing.............................................16


ARTICLE IV COVENANTS OF SELLER..............................................16
         4.01         Regulatory and Other Approvals........................16
         4.02         HSR Filings...........................................16
         4.03         Investigation by Purchaser............................17
         4.04         No Solicitations......................................17
         4.05         Conduct of Business...................................17
         4.06         Financial Statements and Reports......................18
         4.07         Certain Restrictions..................................18
         4.08         Affiliate Transactions................................19
         4.09         Basin Resources Pension Plan..........................20
         4.10         Fulfillment of Conditions.............................20


ARTICLE V COVENANTS OF PURCHASER............................................20
         5.01         Regulatory and Other Approvals........................20
         5.02         HSR Filings...........................................20
         5.03         Guarantees and Bonds..................................21
         5.04         Employee Matters......................................22
         5.05         Fulfillment of Conditions.............................25
         5.06         Communication Between the Parties.....................25
         5.07         Financing.............................................25


ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER...........................25
         6.01         Representations and Warranties........................25
         6.02         Performance...........................................25
         6.03         Officers' Certificates................................26
         6.04         Orders and Laws.......................................26
         6.05         Regulatory Consents and Approvals.....................26
         6.06         Third Party Consents..................................26
         6.07         Financing.............................................26


ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLER.............................26
         7.01         Representations and Warranties........................26
         7.02         Performance...........................................26
         7.03         Officers' Certificates................................26
         7.04         Orders and Laws.......................................27
         7.05         Regulatory Consents and Approvals.....................27
         7.06         Third Party Consents..................................27


ARTICLE VIII TAX MATTERS AND POST-CLOSING TAXES.............................27
         8.01         Income Taxes..........................................27
         8.02         Taxes Other Than Income Taxes.........................28
         8.03         Tax Adjustments.......................................28
         8.04         Tax Sharing Agreements................................29
         8.05         Transfer Taxes........................................29
         8.06         Post-Closing Elections................................29
         8.07         Post-Closing Transactions not in the Ordinary Course..29
         8.08         Allocation of Purchase Price..........................29
         8.09         Section 338(h)(10) Election...........................29


ARTICLE IX SURVIVAL; NO OTHER REPRESENTATIONS...............................29
         9.01         Survival of Representations and Warranties............29
         9.02         No Other Representations..............................30


ARTICLE X INDEMNIFICATION...................................................30
         10.01        Indemnification.......................................30
         10.02        Method of Asserting Claims............................31
         10.03        Exclusivity...........................................33


ARTICLE XI TERMINATION......................................................34
         11.01        Termination...........................................34
         11.02        Effect of Termination.................................34


ARTICLE XII DEFINITIONS.....................................................34
         12.01        Definitions...........................................34


ARTICLE XIII MISCELLANEOUS..................................................42
         13.01        Notices...............................................42
         13.02        Entire Agreement......................................44
         13.03        Expenses..............................................44
         13.04        Public Announcements..................................44
         13.05        Confidentiality.......................................44
         13.06        Waiver................................................45
         13.07        Amendment.............................................45
         13.08        No Third Party Beneficiary............................45
         13.09        No Assignment; Binding Effect.........................45
         13.10        Headings..............................................45
         13.11        Invalid Provisions....................................45
         13.12        Governing Law.........................................46
         13.13        Counterparts..........................................46
         13.14        Bulk Sales Laws.......................................46
         13.15        Insurance Coverage After Closing......................46


                                    EXHIBITS

         EXHIBIT A                  Officer's Certificate of Seller
         EXHIBIT B                  Secretary's Certificate of Seller
         EXHIBIT C                  Officer's Certificate of Purchaser
         EXHIBIT D                  Secretary's Certificate of Purchaser
         EXHIBIT E                  Financial Statements


This STOCK PURCHASE AGREEMENT dated as of September 15, 2000 is made and entered into by and between Westmoreland Coal Company, a Delaware corporation ("Purchaser"), and Entech, Inc., a Montana corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 12.01.

WHEREAS, Seller owns all of the outstanding shares of common stock, no par value, of Basin Resources, Inc., a Colorado corporation, Horizon Coal Services, Inc., a Montana corporation, North Central Energy Company, a Colorado corporation, Western Energy Company, a Montana corporation ("WECO") and Northwestern Resources Co., a Montana corporation ("NWR") (each, a "Company" and, collectively, the "Companies"), such shares being referred to herein as the "Shares"; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           SALE OF SHARES AND CLOSING

1.01 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

1.02 Purchase Price. The aggregate purchase price for the Shares is $138,000,000 (the "Purchase Price"), subject to adjustment as provided in Section 1.04, payable in immediately available United States funds at the Closing in the manner provided in Section 1.03.

1.03 Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date. Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Seller and Purchaser the certificates to be delivered under Articles VI and VII.

1.04     Purchase Price Adjustment.

     (a) Promptly following the Closing Date, representatives of Seller shall expeditiously perform such procedures with respect to the Companies as are necessary and appropriate to prepare (on a basis consistent with the preparation of the Interim Financial Statements) a certificate (the "Closing Date Certificate") setting forth Seller's calculation, as of the Closing Date, of (i) the aggregate value of the Net Assets of the Companies (the "Net Asset Value"), and (ii) if the Closing Date occurs after December 31, 2000, the Net Revenues of the Companies from January 1, 2001 up to and including the Closing Date (the "Net Revenue Amount"). Purchaser shall provide Seller with full access at all reasonable times to the Companies' books, records, premises and other materials and the Companies' workpapers and shall furnish Seller with such information and assistance as Seller may reasonably request in connection with the preparation of the Closing Date Certificate. Seller shall make all of its work papers and other relevant documents in connection with the preparation of the Closing Date Certificate available to Purchaser and Purchaser's independent accountants ("Purchaser's Accountants"), and shall make the persons in charge of the preparation of the Closing Date Certificate available for reasonable inquiry by Purchaser and Purchaser's Accountants. Seller shall deliver the Closing Date Certificate to Purchaser not later than sixty (60) days following the Closing Date.

     (b) Unless Purchaser provides written notice to Seller of an objection to a material aspect of the Closing Date Certificate before the thirtieth (30th) day following receipt of the Closing Date Certificate, the Closing Date Certificate shall then become binding upon Purchaser and Seller. If Purchaser, by written notice to Seller before the close of business on the thirtieth (30th) day following receipt of the Closing Date Certificate, objects to any material aspect of the Closing Date Certificate, then those aspects as to which the objection was made shall not become binding. Purchaser and Seller shall discuss such objection and, if they reach written agreement amending the Closing Date Certificate, then the Closing Date Certificate, as amended by such written agreement, shall then become binding upon Purchaser and Seller. If Purchaser and Seller cannot reach agreement within fifteen (15) days after Purchaser gives such notice of objection, their disagreements shall be promptly submitted to a nationally recognized independent accountant (the "Independent Accountants"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the final Closing Date Certificate. The review of the Independent Accountants will be restricted as to scope to address only those matters as to which Seller and Purchaser have not reached agreement pursuant to the preceding sentence. The Independent Accountants' determination of the Closing Date Certificate, which shall be completed as promptly as practicable but in no event later than thirty
(30) days following its selection, shall be confirmed by the Independent Accountants in writing to, and shall be final and binding on, Purchaser and Seller for purposes of this Section 1.04.

     (c) In the event the Net Asset Value determined in accordance with subparagraph (a) or (b) of this Section 1.04, as the case may be (the "Final Net Asset Value"), is (A) less than $97,120,000 (such difference being herein referred to as the "Net Asset Deficiency Amount"), Seller shall, promptly following the date of determination of the Final Net Asset Value (the "Net Asset Determination Date"), pay to Purchaser an amount in immediately available funds equal to the Net Asset Deficiency Amount or (B) more than $97,120,000 (such difference being herein referred to as the "Net Asset Surplus Amount"), Purchaser shall, promptly following the Net Asset Determination Date, pay to Seller an amount in immediately available funds equal to the Net Asset Surplus Amount.

     (d) In the event the Closing occurs after December 31, 2000, Seller shall, promptly following the date of determination of the Net Revenue Amount in accordance with subparagraph (a) or (b) of this Section 1.04, as the case may be (the "Final Net Revenue Amount"), pay to Purchaser an amount in immediately available funds equal to the Final Net Revenue Amount.

     (e) The fees and expenses of the Independent Accountants shall be split equally between Seller, on the one hand, and Purchaser, on the other.

     (f) Any payment pursuant to this Section 1.04 shall be made by wire transfer of immediately available funds to a single account designated by Seller or Purchaser, as the case may be, and shall be accompanied by payment of an amount determined by computing simple interest on the amount of that payment at the "prime rate" (as such rate is reported in The Wall Street Journal under the heading, "Money Rates," or if such rate is no longer published in the Wall Street Journal, as reported by Citibank NA as its prime rate) on the basis of a 365-day year and the actual number of days elapsed from the Closing Date to the date of payment.

1.05 Further Assurances; Post-Closing Cooperation. (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

     (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Companies in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of the rights and obligations of any party under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, or (iv) any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data (excluding copies of materials previously supplied to the other party) unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the thirty (30) day period after such offer is made.

     (c) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Companies not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by a party in accordance with this paragraph shall be held confidential by such party in accordance with Section 13.05.

     (d) In addition to furnishing information pursuant to paragraph (b) and (c) of this Section 1.05, in order to close the books of the Companies and the Subsidiary for accounting purposes, each party agrees to direct its accounting personnel to cooperate with, and provide assistance to, any other party's accounting personnel to accomplish the work necessary to close such books.
Seller and Purchaser also agree to direct their human resources and payroll personnel to cooperate with, and provide assistance to, each other in connection with preparing W-2's and other associated payroll tax or related documents.


     (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

2.01 Corporate Existence of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Montana. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

2.02 Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by Seller and no other corporate action on the part of Seller is necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

2.03 Existence of the Companies. Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of its incorporation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Seller has prior to the execution of this Agreement made available to Purchaser true and complete copies of the articles of incorporation of each Company as in effect on the date hereof.

2.04 Capitalization. The authorized capitalization of the Companies consist of the Shares as set forth in Section 2.04 of the Disclosure Schedule. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. On or prior to the Closing Date, Seller will own the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement and as disclosed in Section 2.04 of the Disclosure Schedule, there are no outstanding Options with respect to each Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens other than Liens created by or on behalf of Purchaser.

2.05 Subsidiaries. (a) The Subsidiary is a limited liability company validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.05(a) of the Disclosure Schedule, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.05(a) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of the Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.05(a) of the Disclosure Schedule lists for the Subsidiary the amount of its authorized member units, the amount of its outstanding member units and the record owners of such outstanding member units. Except as disclosed in Section 2.05(a) of the Disclosure Schedule, all of the outstanding member units in the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, directly or indirectly, by WECO, beneficially and of record, free and clear of all Liens. Except as disclosed in Section 2.05(a) of the Disclosure Schedule, there are no outstanding Options with respect to the Subsidiary. Seller has prior to the execution of this Agreement made available to Purchaser true and complete copies of the articles of organization of the Subsidiary as in effect on the date hereof.

     (b) No Company, either directly or indirectly, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, any Person, other than the Subsidiary.

2.06 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation, by-laws, or articles of organization (or other comparable corporate charter documents) of Seller, any Company, or the Subsidiary;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, any Company or the Subsidiary or any of their respective Assets and Properties (other than such conflicts, violations or breaches as would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates); or

     (c) except as disclosed in Section 2.06 of the Disclosure Schedule (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller, any Company or the Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Seller, any Company or the Subsidiary or any of their respective Assets and Properties under, any Contract to which Seller, any Company or the Subsidiary is a party or by which any of their respective Assets and Properties are bound.

2.07 Governmental Approvals and Filings. Except as disclosed in Section 2.07 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, any Company or the Subsidiary is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.

2.08 Financial Statements and Condition. (a) Attached hereto as Exhibit E and made part hereof are true and complete copies of the following financial statements:

     (i) the unaudited balance sheet of the Companies and the Subsidiary on a consolidated basis as of December 31, 1999 and the related unaudited consolidated statement of operations for the fiscal years of 1997, 1998 and 1999; and

     (ii) the unaudited balance sheet of the Companies and the Subsidiary on a consolidated basis as of July 31, 2000.

Except as set forth in the notes thereto and as disclosed in Section 2.08(a) of the Disclosure Schedule, all such financial statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and statement of operations of the Companies and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. The financial condition and statement of operations of the Subsidiary is consolidated with those of the Companies.

     (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in Section 2.08(b) of the Disclosure Schedule, since the Interim Financial Statement Date the business of each Company and the Subsidiary has been operated in all material respects in the ordinary course and there has not been any material adverse change in the Business or Condition of the Companies, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Companies and the Subsidiary but also affect other Persons who participate or are engaged in the lines of business in which the Companies and the Subsidiary participate or are engaged.

2.09 Taxes. (a) Each Company and the Subsidiary have filed all Tax Returns that they were required to file. All such Tax Returns were complete and correct. All Taxes owed by each Company and the Subsidiary have been paid.

     (b) Section 2.09(b) of the Disclosure Schedule lists all Income Tax Returns filed by each Company and the Subsidiary for taxable periods ending on or after December 31, 1990, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit.

     (c) Except as disclosed in Section 2.09(c) of the Disclosure Schedule, neither Seller, the Companies nor the Subsidiary has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency for any taxable period during which the Companies and the Subsidiary were members of the federal consolidated group, the parent of which is MPC.

     (d) Except as disclosed in Section 2.09(d) of the Disclosure Schedule, none of the Companies and the Subsidiary is a party to any Income Tax allocation or sharing agreement.

     (e) Except as disclosed in Section 2.09(e) of the Disclosure Schedule, neither the Companies nor the Subsidiary has been a member of an affiliated group, within the meaning of Code section 1504(a), filing a consolidated federal Income Tax Return other than a group the common parent of which is MPC.

     (f) Except as disclosed in Section 2.09(f) of the Disclosure Schedule, none of the Companies and the Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Companies or the Subsidiary are subject to an election under Section 341(f) of the Code; or (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code.

     (g) None of the assets of any Company or the Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

     (h) None of the Companies and the Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     (i) No state or federal "net operating loss" of any Company or the Subsidiary determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

     (j) None of the Companies have, and the Subsidiary does not have, any liability for any Taxes attributable to the period prior to the Closing Date that has not been reserved for on the Closing Date balance sheet used to determine the Net Asset Value set forth on the Closing Date Certificate.

2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) or in Sections 2.09(b), 2.12(g), or 2.19:

     (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, any Company or the Subsidiary or any of their respective Assets and Properties that would (i) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of the Companies; and

     (b) there are no Orders outstanding against any Company or the Subsidiary.

2.11 Compliance With Laws and Orders. Except as disclosed in Section 2.11 of the Disclosure Schedule or in Section 2.19, neither Seller, any Company, nor the Subsidiary is in violation of or in default under any Law or Order applicable to Seller, the Companies or the Subsidiary or any of their respective Assets and Properties.

2.12 Benefit Plans; ERISA. (a) Section 2.12(a) of the Disclosure Schedule contains a true and complete list of each of the Benefit Plans, and identifies each of the Benefit Plans that is a Qualified Plan.

     (b) Section 2.12(b) of the Disclosure Schedule contains a true and complete list of the employees of each Company and the Subsidiary as of September 6, 2000.

     (c) Except as disclosed in Section 2.12(c) of the Disclosure Schedule, neither the Companies nor the Subsidiary maintain or are obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (d) Except as disclosed in Section 2.12(d) of the Disclosure Schedule, no Company nor Subsidiary nor any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA. None of the Companies has, and the Subsidiary does not have, any liability to any "multiemployer plan," as that term is defined in Section 4001 of ERISA, relating to any withdrawal from or termination of any such plan.

     (e) Each of the Benefit Plans is, and its administration is and has been since inception, in compliance with its terms and, where applicable, with ERISA and the Code in all respects.

     (f) All contributions and other payments required to be made by the Companies or the Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made. Except as disclosed in Section 2.12(f) of the Disclosure Schedule, all benefit obligations and liabilities under any Benefit Plan have been or will be reflected in Financial Statements in accordance with GAAP.

     (g) Except as disclosed in Section 2.12(g) of the Disclosure Schedule, there are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any Benefit Plan, by any employee of any Company (or a beneficiary of such an employee), which allege violations of Law which, individually or in the aggregate, result in liability on the part of Purchaser, any Company, the Subsidiary or any fiduciary of any such Benefit Plan.

     (h) Except as disclosed in Section 2.12(h) of the Disclosure Schedule, complete and correct copies of the following documents have been made available to the Purchaser prior to the execution of this Agreement:

          (i) the Benefit Plans and any related trust agreements and insurance contracts;

          (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA;

          (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

          (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan; and

          (v) the most recent actuarial report of the qualified actuary of any Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted.

               (i) The actual amount of accumulated post-retirement benefit obligations of the Companies as of the Closing Date does not exceed the amount of accumulated post-retirement benefit obligations set forth on the Closing Date balance sheet used to determine the Net Asset Value set forth on the Closing Date Certificate.

2.13 Real Property. (a) Section 2.13(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by each Company or the Subsidiary, (ii) each parcel of real property leased by the Companies or any Subsidiary (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clause (i).

     (b) Except as disclosed in Section 2.13(b) of the Disclosure Schedule, the Companies or the Subsidiary has such title to each parcel of Real Property as is necessary to permit the operation of such properties substantially in the manner such properties are operated by the Companies and the Subsidiary as of the date hereof in the ordinary course of business of any Company or the Subsidiary, free and clear of any and all Liens (other than Permitted Liens). To the Knowledge of Seller, there is no actual or proposed condemnation, requisition or taking by any public authority of any portion of the Real Property. Except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Companies or the Subsidiary is in possession of each parcel of real property owned by it, together with all buildings, structures, facilities, fixtures and other improvements, if any, thereon.

     (c) Except as disclosed in Section 2.13(c) of the Disclosure Schedule, each lease and sublease included in the Real Property is in full force and effect as against the Company or the Subsidiary as a party thereto and, to the Knowledge of Seller, as against each other party thereto, and there is not, in relation to any such lease or sublease, any existing breach or default by any Company or the Subsidiary, as applicable, or, to the Knowledge of Seller, by any other party thereto.

2.14 Fixed Assets; Leased Personal Property. Section 2.14 of the Disclosure Schedule discloses all fixed assets owned by any Company or the Subsidiary, and any tangible personal property (other than coal) leased by any Company or the Subsidiary. Except as disclosed in Section 2.14 of the Disclosure Schedule, each Company and the Subsidiary has such title or leasehold interest to the Personal Property as is necessary to permit the operation of such properties, substantially in the manner such properties are operated by the Companies and the Subsidiary as of the date hereof in the ordinary course of business of any Company or the Subsidiary, free and clear of any Encumbrances.

2.15 Contracts. (a) Section 2.15(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts to which any Company or the Subsidiary is a party:

          (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment for a specified or unspecified term or otherwise relating to employment or the termination of employment;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of any Company or the Subsidiary to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with any Company or the Subsidiary;

          (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

          (iv) all Contracts relating to Indebtedness of any Company or the Subsidiary in excess of $250,000 or to preferred stock issued by any Company or the Subsidiary (other than Indebtedness owing to or preferred stock owned by any Company or the Subsidiary);

          (v)  all  Contracts   relating  to  (A)  the  future   disposition  or
     acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business, and (B) any merger or other business combination;

          (vi) all Contracts between or among any Company or the Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than any Company or the Subsidiary) of Seller, on the other hand;

          (vii) all Contracts for the purchase, sale or transport of coal with a duration of greater than one (1) year;

          (viii) all Contracts relating to agreements with coal brokers for the sale of coal;

          (ix) all Contracts with vendors under which the Companies or the Subsidiary made payments to the other party in excess of $250,000 in 1999 or under which, as of the date of this Agreement, the Companies or the Subsidiary expect to make payments to the other party in excess of $100,000 in 2000;

          (x) all collective bargaining or similar labor Contracts; and

          (xi) all Contracts (other than this Agreement) that (A) limit or contain restrictions on the ability of any Company or the Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets or Properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require any Company or the Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition.

     (b) Each Contract required to be disclosed in Section 2.15(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of such Company or the Subsidiary and, to the Knowledge of Seller of each other party thereto; and except as disclosed in Section 2.15(b) of the Disclosure Schedule no Company nor the Subsidiary, nor to the Knowledge of Seller, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

2.16 Intellectual Property. Section 2.16 of the Disclosure Schedule lists all material patents, trademarks, service marks, trade names, copyrights and applications therefor owned by or registered in the name of any of the Companies or the Subsidiary as of the date hereof. To the Knowledge of Seller, none of the Companies or the Subsidiary is infringing, in any material respect, on any valid patent right, trademark, service mark, trade name or copyright of others.

2.17 Affiliate Transactions. Except as disclosed in Section 2.17 of the Disclosure Schedule, (i) there is no Indebtedness between any Company or the Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than a Company or the Subsidiary) of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities (except for corporate services that are necessary in the ordinary course of business), to any Company or the Subsidiary and (iii) no Company nor the Subsidiary provides or causes to be provided any assets, services or facilities (except for corporate services that are necessary in the ordinary course of business) to Seller or any such officer, director or Affiliate.

2.18 Labor Relations. Except as disclosed in Section 2.18 of the Disclosure Schedule, no employee of any Company or the Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of any Company or the Subsidiary. There has been no work stoppage, strike or other concerted action by employees of any Company or the Subsidiary.

2.19 Environmental Matters. (a) Except as disclosed in Section 2.19(a) of the Disclosure Schedule, each Company and the Subsidiary is in compliance with all applicable Environmental Laws, and, since January 1, 2000, none of the Companies nor the Subsidiary has received any written notice of violation, cessation order, notice of fine or penalty, notice of proposed assessment or other written notice from any Governmental or Regulatory Authority that such Company or the Subsidiary is not in compliance with any Environmental Laws.

     (b) Except as disclosed in Section 2.19(b) of the Disclosure Schedule, there have been no Releases of Hazardous Materials by any of the Companies or the Subsidiary on, in, under or over the Real Property, except in accordance with any applicable Environmental Law.

     (c) Except as disclosed in Section 2.19(c) of the Disclosure Schedule, none of the Real Property is used to produce, manufacture, process, generate, store, use, handle, recycle, treat, dispose of, manage, ship or transport Hazardous Materials.

     (d) Except as disclosed in Section 2.19(d) of the Disclosure Schedule, none of the Companies or the Subsidiary has received notice from any Governmental or Regulatory Authority that it is a "potentially responsible party" under Section 107 of CERCLA for any matter that has not been or will not be resolved as of the Closing Date.

2.20 Licenses, Permits, Approvals. Each Company and the Subsidiary possesses all licenses, permits and governmental approvals and authorizations which are required in order to operate their businesses as currently operated.

2.21 Insurance. Section 2.21 of the Disclosure Schedule lists all policies of fire, liability, or other forms of third-party insurance issued in the name of any of the Companies or the Subsidiary.

2.22 Bonds. Section 2.22 of the Disclosure Schedule lists all bonds, including reclamation bonds, currently in force with respect to any of the Companies or the Subsidiary.

2.23 Brokers. Except for Goldman, Sachs & Co., whose fees, commissions and expenses are the sole responsibility of Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser, any Company or the Subsidiary for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

3.01 Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.02 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

     (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

3.04 Governmental Approvals and Filings. Except as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties that would result in the issuance of any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.06 Purchase for Investment. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 13.09(b)) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

3.07 Independent Evaluation. Purchaser is experienced and knowledgeable in the coal business, and is aware of its risks. Purchaser has been afforded the opportunity to examine the materials made available to it by Seller in Seller's offices in Billings, Montana (the "Data Room") with respect to the Companies, the Subsidiary and their business (the "Background Materials"). The Background Materials include files, or copies thereof, that the Companies and the Subsidiary have used in their normal course of business and other information about the Companies and the Subsidiary and their business that the Companies and the Subsidiary have compiled or generated; however, Purchaser acknowledges and agrees that neither the Seller nor a Company, the Subsidiary or other Person has made any representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the Background Materials or, except for the representations and warranties of Seller contained in this Agreement, as to any other information relating to the Companies, the Subsidiary or their business furnished or to be furnished to Purchaser or its representatives by or on behalf of Seller. In entering into this Agreement, Purchaser acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including its own estimate and appraisal of the extent and value of and the risks associated with the coal business. Purchaser's representatives have visited the active operations of the Companies and the Subsidiary and have been given opportunities to examine the Books and Records Seller has made available relating to the Companies, the Subsidiary and their business. Except as expressly provided in this Agreement, neither Seller nor any Company nor the Subsidiary shall have any liability to Purchaser or its Affiliates, agents, representatives or employees resulting from any use, authorized or unauthorized, of the Background Materials or other information relating to a Company, the Subsidiary or their business provided by or on behalf of any Seller, any Company or the Subsidiary.

3.08 Brokers. Except for Rothschild, Inc., whose fees, commissions and expenses are the sole responsibility of Purchaser, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller, any Company or the Subsidiary for a finder's fee, brokerage commission or similar payment.

3.09 Qualifications as Lessee; Coal Acreage Limitations. (a) Purchaser and its Affiliates are qualified in every material respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases. The acquisition, directly or indirectly, by Purchaser of the Companies and the Subsidiary will not cause Purchaser or any of its Affiliates to violate any material limitations or parameters imposed in 43 C.F.R. Part 3400.

     (b) As of the execution and delivery hereof and after giving effect to the purchase of the Companies and the Subsidiary, Purchaser and its Affiliates will not exceed the coal acreage lease or permit limit set forth in 30 U.S.C. Section 184.

     (c) Purchaser is qualified to hold coal and mineral leases issued by the State of Montana pursuant to applicable laws and regulations.

3.10 Permit Blocking. Neither Purchaser nor any of its Affiliates has been notified (nor is there any pending or, to the knowledge of Purchaser, threatened notification) by the United States Office of Surface Mining, Reclamation and Enforcement (OSMRE) or the agency of any state administering SMCRA that Purchaser or any of its Affiliates is (i) ineligible to receive surface mining permits, or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked, or (iii) otherwise permit blocked.

3.11 Exon-Florio. Purchaser is not a "foreign person" for purposes of the Exon-Florio Amendment.

3.12 Financing. Purchaser will have, from and after December 31, 2000, cash and/or available equity capital sufficient to pay no less than 20% of the Purchase Price (the "Equity Financing").
ARTICLE IV
                               COVENANTS OF SELLER

                  Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

4.01 Regulatory and Other Approvals. Seller will, and will cause each Company and the Subsidiary to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller, any Company or the Subsidiary to consummate the transactions contemplated hereby, including without limitation those disclosed in Sections 2.06 and 2.07 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement. To the extent that any consents, waivers or approvals necessary to convey any property or rights of any Company or the Subsidiary at the date hereof to Purchaser are not obtained prior to the Closing, Seller shall take all commercially reasonable steps (and such obligation notwithstanding anything herein to the contrary shall survive the Closing) to: (i) provide to Purchaser, at the request of Purchaser, the benefits of any such property or right, and hold the same in trust for Purchaser, (ii) cooperate in any reasonable and lawful arrangement, approved by Purchaser, designed to provide such benefits to Purchaser; and (iii) enforce and perform, at the request of Purchaser, for the account of Purchaser, any rights or obligations of Seller arising from any such property or right against or in respect of any third person (including a government or governmental unit), including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof upon the advice of the Purchaser.

4.02 HSR Filings. In addition to and not in limitation of Seller's covenants contained in Section 4.01, Seller will (a) take promptly all actions necessary to make the filings required of Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Seller shall seek early termination of the waiting period under the HSR Act.

4.03 Investigation by Purchaser. Seller will, and will cause each Company and the Subsidiary to, (a) provide Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of each Company, the Subsidiary and their Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Companies and the Subsidiary, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Companies and the Subsidiary as Purchaser or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Seller, the Companies and the Subsidiary or by which any of their respective Assets and Properties is bound.

4.04 No Solicitations. Subject to the duties imposed by applicable Law, Seller will not take, nor will it permit any Company, the Subsidiary or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, any Company, the Subsidiary or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to any Company or the Subsidiary or permitting access to the Assets and Properties and Books and Records of any Company or the Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal.

4.05 Conduct of Business. Seller will cause each Company and the Subsidiary to conduct business only in the ordinary course. Without limiting the generality of the foregoing, Seller will cause each Company and the Subsidiary to use commercially reasonable efforts, to the extent the officers of such Company believe such action to be in the best interests of such Company and the Subsidiary, to (a) preserve intact the present business organization and reputation of each Company and the Subsidiary in all material respects, (b) keep available (subject to dismissals (including routine layoffs in the ordinary course of business) and retirements (including retirements pursuant to MPC's "Special Retirement 2000 Program") in the ordinary course of business and transfers to any Affiliate of each Company; provided, that such transfers are approved in advance by Purchaser, which approval shall not be unreasonably withheld or delayed) the services of the key officers and employees of each Company or the Subsidiary, (c) except as disclosed in Section 4.05 of the Disclosure Schedule maintain the Assets and Properties of each Company and the Subsidiary in good working order and condition, ordinary wear and tear excepted,
(d) maintain the good will of key customers, suppliers and lenders and other Persons with whom each Company or the Subsidiary otherwise has significant business relationships and (e) continue to pay invoices with respect to claims under Benefit Plans in the ordinary course, consistent with past practices.

4.06 Financial Statements and Reports. (a) As promptly as practicable and in any event no later than forty five (45) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or ninety (90) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, Seller will deliver to Purchaser true and complete copies of the unaudited consolidated balance sheets, and the related unaudited statements of operations of the Companies and their consolidated Subsidiary, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Financial Statements.

     (b) As promptly as practicable, Seller will deliver to Purchaser true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared or received by the Companies or the Subsidiary relating to the business or operations of the Companies or the Subsidiary.

4.07 Certain Restrictions. Seller will, and will cause each Company and the Subsidiary, to refrain from:

     (a) except as disclosed in Section 4.07(a) of the Disclosure Schedule, amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) in any material respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

     (b) except as disclosed in Section 4.07(b) of the Disclosure Schedule, authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to each Company or the Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or any Option with respect to each Company or the Subsidiary;

     (c) except as disclosed in Section 4.07(c) of the Disclosure Schedule, declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of each Company or the Subsidiary not wholly owned, directly or indirectly, by each Company or the Subsidiary, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to each Company or the Subsidiary not wholly owned, directly or indirectly, by each Company or the Subsidiary;

     (d) except as disclosed in Section 4.07(d) of the Disclosure Schedule, other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien in an amount in excess of $50,000 (other than a Permitted
Lien) on, any Assets and Properties;

     (e) except as disclosed in Section 4.07(e) of the Disclosure Schedule, entering into, or in any material respect amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract involving the payment or receipt of more than $50,000 to which each Company or the Subsidiary is a party;

     (f) other than in the ordinary course of business (i) voluntarily incurring Indebtedness in an aggregate principal amount exceeding $250,000 (net of any amounts of Indebtedness discharged during such period), or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness in an aggregate principal amount exceeding $250,000 (in either case other than Indebtedness of each Company or the Subsidiary owing to each Company or the Subsidiary); provided, however, that MPC, Seller, each Company and the Subsidiary may take any and all actions necessary or appropriate to terminate the Employee Stock Ownership Plan portion of the Seller's 401(k) Plan and to prepay any outstanding Indebtedness of MPC, Seller, any Company or the Subsidiary attributable to the Employee Stock Ownership Plan;

     (g) engaging with any Person in any merger or other business combination;

     (h) except as disclosed in Section 4.07(h) of the Disclosure Schedule, other than in the ordinary course of business making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $250,000;

     (i) except to the extent required by applicable Law with the consent of Purchaser which shall not be unreasonably withheld or delayed, making any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

     (j) other than in the ordinary course of business or to the extent required by applicable Law, adopting, entering into or becoming bound by any material Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, if such action will result in material additional cost to each Company;

     (k) making any change in its fiscal year; or

     (l) entering into any Contract to do or engage in any of the foregoing.

Notwithstanding  any provision to the contrary,  nothing in this Section 4.07 or
Section 4.05 shall require Seller, any Company or the Subsidiary to revise, dishonor or delay performance of any obligation under agreements in existence prior to the date hereof.

4.08 Affiliate Transactions. Except as disclosed in Section 4.08 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Seller, any officer, director or Affiliate (other than any Company or the Subsidiary) of Seller, on the one hand, and any Company, or Subsidiary, on the other, will be paid in full.

4.09 Basin Resources Pension Plan. Prior to the Closing, Seller shall cause the Basin Resources Pension Plan to be fully funded on a termination basis calculated as of a date which is within 30 days prior to Closing (within the meaning of Treasury Regulation Section 1.414(l)-1(b)(5) and based on the "expected retirement age" as defined in PBGC Regulations and the PBGC termination interest rate for annuity purposes as of such date (currently such interest rate effective for September 2000 as published by the PBGC is 7.00% for the next 25 years and 6.25% thereafter)).

4.10 Fulfillment of Conditions. Seller will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit any Company or the Subsidiary to, take or fail to take any action that would result in the nonfulfillment of any such condition.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing and, in the case of Section 5.04, thereafter, Purchaser will comply with all covenants and provisions of this
Article V, except to the extent Seller may otherwise consent in writing.

5.01 Regulatory and Other  Approvals.  Purchaser will as promptly as practicable
(a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, including without limitation those disclosed in Schedules 3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Seller, each Company and the Subsidiary in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

5.02 HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 5.01, Purchaser will (a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Purchaser shall seek early termination of the waiting period under the HSR Act.

5.03 Guarantees and Bonds. (a) Replacement of Guarantees. A complete list of all guarantees, indemnities, letters of credit, letters of comfort, surety bonds, self-bonds, performance bonds and other obligations obtained or issued by MPC, Seller, the Companies, the Subsidiary or their Affiliates for the benefit of the Companies or the Subsidiary is disclosed in Section 5.03(a) of the Disclosure Schedule (collectively, the "Guarantees"). Prior to the Closing, Purchaser shall cooperate with Seller and shall use commercially reasonable efforts, in order to cause itself or the Companies or the Subsidiary to be substituted in all respects for Seller or any Affiliate of Seller (other than the Companies or the Subsidiary), effective as of the Closing, in respect of all Liabilities and other obligations of Seller or any Affiliate of Seller (other than the Companies or the Subsidiary) under the Guarantees, and to cause Seller or any Affiliate of Seller (other than the Companies or the Subsidiary) to be fully released and discharged with respect thereto. With respect to any Guarantees which are not, as of the Closing Date, so replaced with Guarantees of Purchaser or the Companies or the Subsidiary in a manner reasonably satisfactory to Seller or with respect to which Seller or any Affiliate of Seller (other than the Companies or the Subsidiary) are not fully released and discharged, Purchaser shall continue to use commercially reasonable efforts to replace such Guarantees and to cause Seller or any Affiliate of Seller (other than the Companies and the Subsidiary) to be fully released and discharged from their respective Liabilities and other obligations thereunder. From the Closing Date until such time as Seller or any Affiliate of Seller (other than the Companies or the Subsidiary) is fully released from a Guarantee, Purchaser shall indemnify, save, defend and hold harmless Seller or any Affiliate of Seller (other than the Companies or the Subsidiary) from all Liabilities in any way related to the Guarantees. The indemnity described in this Section 5.03(a) shall not be subject to the limitations set out in Section 10.01(c) of this Agreement, but shall be subject to the method of asserting claims described in Section 10.02 of this Agreement. Notwithstanding the foregoing provisions of this Section 5.03(a), Purchaser will not contact any party to any Guarantee or any underlying obligation without the prior consent of Seller, which consent shall not be unreasonably withheld.

     (b) Treatment of Scheduled Bonds. (i) Without limiting Section 5.03(a), at the Closing, Purchaser shall post a replacement letter of credit or surety bond or other instrument for the benefit of the beneficiaries thereof in form and substance reasonably satisfactory to Seller and relevant regulators, and issued by a financial institution reasonably satisfactory to Seller in respect of each letter of credit, surety bond and other obligation disclosed in Section 5.03(b) of the Disclosure Schedule, as it may be supplemented prior to Closing (collectively, the "Scheduled Bonds"). At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller, such other documents as may reasonably be requested by Seller in order to permit Seller to effect the full release and discharge of Seller and its Affiliates (other than the Companies or the Subsidiary) as contemplated hereby; and (ii) with respect to all Scheduled Bonds that remain outstanding following the Closing Date, Purchaser shall pay to Seller a monthly fee during the applicable month, such fee to commence to accrue as of the Closing equal in amount to Seller's actual premium, fee or similar cost payable by Seller for such guarantee, indemnity, letter of credit, letter of comfort, surety bond, self-bond, performance bond or other obligation attributable to such month, plus interest thereon at the "prime rate" (as such rate is reported in The Wall Street Journal under the heading, "Money Rates," or if such rate is no longer published in The Wall Street Journal, as reported by Citibank NA as its prime rate) on the basis of a 365-day year and the actual number of days in such month (or partial month in the case of the first month such fee is payable commencing with the Closing Date and the last month such fee is payable commencing with the Closing Date and the last month such fee is payable ending on the date such obligation is replaced, released or discharged). Any such fee payable by Purchaser shall become due and payable on the first day following the month (or portion thereof) in which such fee shall have accrued and shall be computed on a per annum basis based on a 365-day year, and the actual number of days elapsed from the Closing Date to the date of payment. For purpose of such calculation, a Scheduled Bond shall be deemed to be outstanding until such time as the beneficiary thereof has provided Seller with written documentation sufficient in the judgment of Seller to cause the Seller and any Affiliates to be fully released and discharged from the Scheduled Bond, and the Scheduled Bond has been returned to Seller.

5.04     Employee Matters.

     (a) Continuation of Compensation and Benefits. Except as otherwise provided in Sections 5.04(f), (g), (h) and (j), during the period from the Closing Date until twenty-four months following the Closing Date, Purchaser will maintain or will cause to be maintained, or shall cause each Company and the Subsidiary to maintain, base salary, wages, compensation levels (including, without limitation, incentive compensation) and employee pension and welfare benefit plans and programs for the benefit of the employees of each Company and the Subsidiary, which, in the aggregate, are at least equal to, or equivalent in value to, the wages, compensation levels, and Benefit Plans listed in Section 2.12(a) of the Disclosure Schedule provided to the employees of such Company or the Subsidiary on the date of this Agreement, plus any salary adjustments made in the ordinary course of business between the date of this Agreement and the Closing Date. For purposes of this Section 5.04, the employees of each Company and the Subsidiary on the Closing Date shall be the employees listed on Section 2.12(b) of the Disclosure Schedule, as modified through the Closing Date to reflect employment changes due to additions, dismissals, retirements or transfers (all in accordance with Section 4.05).

     (b) Service Credit. The Purchaser shall provide, or shall cause each Company and the Subsidiary to provide, each employee of each Company and the Subsidiary with credit for all service with each Company, the Subsidiary and their Affiliates for all purposes under each employee benefit plan, program, or arrangement of the Purchaser or its Affiliates in which such employee is eligible to participate, except to the extent that such service credit would result in a duplication of benefits with respect to the same period of service.

     (c) Bonuses; Incentive Compensation. The bonus plans and other incentive compensation plans and programs maintained by Seller and/or any of its Affiliates in which the employees of each Company and the Subsidiary are eligible to participate (including terminated or retired employees who remain eligible to participate under the terms of such plans), as in effect on the date of this Agreement, shall be terminated by Seller as of the Closing Date, with the bonuses and incentive compensation through such date to be paid thereunder by Seller in the amounts determined by Seller within 90 days of the Closing Date.

     (d) Severance Policy and Other Agreements. If the employment of any employee of any Company or the Subsidiary is terminated within twenty four months after the Closing Date by (i) action of Purchaser or any Company or the Subsidiary other than for Cause, or (ii) action of an employee following (A) a reduction in such employee's base salary equal to or greater than fifteen percent (15%) or (B) such employee's decision not to relocate more than fifty
(50) miles from his or her then current job location, then Purchaser shall pay, or shall cause such Company or the Subsidiary to pay, each such employee a lump sum severance benefit (less required tax withholding and other withholding obligations required by statute) in an amount equal to the sum of (x) the product of ten percent (10%) of such employee's annualized base salary multiplied by such employee's "years of service" up to a maximum of one hundred percent (100%) of such base salary, plus (y) six thousand dollars ($6,000). For purposes of the foregoing, "years of service" shall mean the employee's aggregate total years of service (pro-rated to the date of termination) with such Company, the Subsidiary, Purchaser and any of their respective Affiliates. Notwithstanding the foregoing, if the employee is a party to an individual change in control severance agreement with such Company or the Subsidiary or any of its Affiliates, the terms of such agreement shall apply in lieu of the foregoing with respect to any termination of such employee, and the consummation of the transaction contemplated by this Agreement will be deemed to constitute a "Change in Control" for purposes of each such agreement. Purchaser shall honor, or cause such Company or the Subsidiary to honor, all such individual change in control severance agreements with such employees, and the Purchaser shall be liable for any amount(s) or benefit(s) due thereunder.

     (e) Benefit Plan Obligations. Except for the matters disclosed in Section 5.04(e) of the Disclosure Schedule or as otherwise provided in this Section 5.04, Purchaser shall be, or shall cause such Company or the Subsidiary to be, responsible for all obligations existing on the Closing Date (including, without limitation, any such obligations that have been incurred but not yet paid) under any Benefit Plan (including, without limitation, all health and welfare, life insurance and disability plans and programs) applicable to the employees of such Company or of the Subsidiary, and effective as of the Closing Date, MPC, Seller, and their Affiliates (other than such Company or the Subsidiary) shall have no liability or responsibility for any obligation under any Benefit Plan applicable to the employees of such Company or the Subsidiary, with respect to claims incurred by such employees or their covered dependents prior to the Closing Date under each Benefit Plan. Expenses and benefits with respect to claims incurred by employees of each Company or the Subsidiary or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, and, in the case of short-term or long-term disability benefits, when the disability occurs. Purchaser shall, or shall cause each Company or the Subsidiary to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of each Company or the Subsidiary (who are employees of such Company or the Subsidiary on the Closing Date) under any Benefit Plan that such employees may be eligible to participate in after the Closing Date; provided that any limitations as to pre-existing conditions, exclusions and waiting periods which apply prior to the Closing Date shall continue to apply after the Closing Date and (ii) provide each employee of each Company or the Subsidiary (who is an employee of such Company or the Subsidiary on the Closing Date) with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Benefit Plan in which such employee is eligible to participate after the Closing Date.

     (f) 401(k) Plan. Effective as of the Closing Date, Purchaser shall provide, or shall cause each Company and the Subsidiary to provide, for the eligible employees of each Company or the Subsidiary a plan pursuant to Section 401(a) and Section 401(k) of the Code (the "Purchaser's 401(k) Plan") which shall provide for elective deferral and loan entitlements, and which shall further provide for the acceptance of a trust to trust transfer and rollover distributions from MPC's Qualified Plans and/or conduit individual retirement accounts established by any such employees. Purchaser shall take all actions required to obtain, and shall obtain, a favorable determination letter from the IRS on the tax qualified status of Purchaser's 401(k) Plan. Employees of each Company and the Subsidiary shall cease to accrue benefits and service credits under The Montana Power Company and Subsidiaries Employee Retirement Savings Plan (the "Seller's 401(k) Plan") as of the Closing Date.

     (g) Pension Plan. To the extent that Purchaser maintains a defined benefit pension plan pursuant to Section 401(a) of the Code (the "Purchaser's Pension Plan") that provides accrued benefits to eligible employees of any Company or the Subsidiary at least equal to the accrued benefits of those employees as of the Closing Date under The Montana Power Company Pension Plan (the "Seller's Pension Plan"), assets and/or cash, as determined by MPC, equal to such accrued benefits shall be transferred from Seller's Pension Plan to Purchaser's Pension Plan. The assets and/or cash to be transferred to Purchaser's Pension Plan shall equal the aggregate present value of such accrued benefits on a termination basis as of the Closing Date (within the meaning of Treasury Regulation Section 1.414(l)-1(b)(5) and based on the "expected retirement age" as defined in PBGC Regulations and the PBGC termination interest rate for annuity purposes (currently such interest rate effective for September 2000 as published by the PBGC is 7.00% for the next 25 years and 6.25% thereafter) for pension plans as of the Closing Date), as certified by Seller's actuary. The transfer of assets and/or cash to accomplish the above shall occur as soon as administratively possible after the Closing Date. As of the Closing Date, employees of each Company and the Subsidiary shall cease to participate in Seller's Pension Plan, and no further benefits shall be accrued under Seller's Pension Plan. The amount of assets and/or cash to be so transferred shall bear interest at the above PBGC interest rate from the Closing Date to the date of such transfer.

     (h) Continuing Obligation. If Purchaser sells or otherwise disposes of all or substantially all of the stock or assets of any Company or the Subsidiary within twenty-four months of the Closing Date, or such other longer time period as may be applicable to any individual change in control severance agreement between an employee of any Company or the Subsidiary and such Company or the Subsidiary or any of its Affiliates, Purchaser shall, in connection with such disposition cause the transferee of such stock or assets to honor the provisions of this Section 5.04 until twenty-four months after the Closing Date, or such other longer time period as may be applicable under any individual change in control severance agreement.

     (i) Collective Bargaining Agreements. The wages, compensation levels and employee pension and welfare benefit plans and programs for the benefit of employees of the Companies and the Subsidiary who are covered by a collective bargaining agreement shall be governed by the terms of such collective bargaining agreement, except (i) to the extent that an employee is eligible for the benefits provided under Section 5.04(c) and (ii) Section 5.04(b) shall apply with respect to all such employees. In no event shall Section 5.04(d) apply to such employees. To the extent of the terms or provisions of any such collective bargaining agreement conflict with any of the terms or provisions of this Agreement, the terms or provisions of the collective bargaining agreement shall govern.

5.05 Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that would result in the nonfulfillment of any such condition.

5.06 Communication Between the Parties. If Purchaser develops information prior to the Closing Date that leads Purchaser to believe that Seller has breached a representation or warranty under this Agreement, Purchaser shall inform Seller of such potential breach as soon as possible, but in any event, at or prior to Closing.

5.07 Financing. Purchaser will use commercially reasonable efforts to obtain, on or prior to the Closing Date, senior debt financing in an amount not more than $110,400,000, on terms currently prevailing in the market for acquisition financings of this nature (the "Financing"), of use in funding payment of the amount due from Purchaser at Closing pursuant to this Agreement. Purchaser has no reason to believe it will not obtain such Debt Financing by Closing Date. Purchaser will use commercially reasonable efforts to obtain, on or prior to the Closing Date, the Equity Financing.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

6.02 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing.

6.03 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the Chairman of the Board, the President or any Executive Vice President of Seller, substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit B hereto.

6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority set forth in Schedule 3.03 and Schedule 3.04 necessary to permit Purchaser and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

6.06 Third Party Consents.  The consents (or in lieu thereof  waivers) listed in
Section 6.06 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.


6.07     Financing.  The Purchaser shall have obtained the Debt Financing.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

7.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

7.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

7.03 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit D hereto.

7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority set forth in Sections 2.06 and 2.07 of the Disclosure Schedule necessary to permit Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

7.06 Third Party Consents.  The consents (or in lieu thereof  waivers) listed in
Section 7.06 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

8.01 Income Taxes. (a) Seller shall prepare or cause to be prepared and file or cause to be filed all Income Tax Returns for the Companies and the Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Each Company and the Subsidiary will furnish Tax information to Seller and MPC for inclusion in the relevant Income Tax Returns in accordance with the past custom and practice of the Companies. Seller shall pay all amounts shown as owing on such Income Tax Returns, and shall be liable for Income Taxes of each Company and the Subsidiary for periods ending on or prior to the Closing Date.

     (b) Seller shall prepare or cause to be prepared and Seller shall file or cause to be filed any Income Tax Returns of the Companies and the Subsidiary for Tax periods which begin before the Closing Date and end after the Closing Date, provided that Seller is obligated to file such returns only following review and approval by Purchaser, which approval shall not unreasonably be withheld or delayed. Each Company and the Subsidiary will furnish Tax information to Seller and MPC for inclusion in the relevant Income Tax Returns in accordance with the past custom and practice of the Companies and the Subsidiary. Seller shall pay to Purchaser within fifteen business days after the date on which Income Taxes are paid with respect to such periods an amount equal to the portion of the amounts shown as owing on such Tax Returns which relates to the portion of such Tax period ending on the Closing Date to the extent such amounts are not reflected in a reserve for tax liability on such Company's or the Subsidiary's financial statements made available to Purchaser pursuant to Section 2.08(a)(ii) or Section 4.06 hereof. The portion of such Income Tax which relates to the portion of such Tax period ending on the Closing Date shall be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made by Seller in a manner consistent with prior practice of the Companies and the Subsidiary. Seller shall be liable for Income Taxes of each Company and the Subsidiary which are attributable to periods ending on or prior to the Closing Date pursuant to this Section 8.01(b) to the extent such Taxes are not reflected in a reserve for tax liability on such Company's or the Subsidiary's financial statements made available to the Purchaser pursuant to Section 2.08(a)(ii) or Section 4.06 hereof. Purchaser shall be liable for Income Taxes of each Company and the Subsidiary which are attributable to periods after the Closing Date pursuant to this Section 8.01(b).

8.02 Taxes Other Than Income Taxes. (a) Seller shall prepare and file for the Companies and the Subsidiary all Tax Returns for Taxes other than Income Taxes required to be filed on or prior to the Closing Date. Seller shall prepare such Tax Returns in a manner consistent with the prior practices of the Companies and the Subsidiary and shall pay all amounts shown as due on such Tax Returns.

     (b) Purchaser shall prepare and file for the Companies and the Subsidiary all Tax Returns for Taxes other than Income Taxes required to be filed after the Closing Date, even if such Tax Returns relate to periods prior to the Closing Date. Purchaser shall pay all amounts shown as due on such Tax Returns and shall be liable for all Taxes other than Income Taxes properly attributable to the periods covered by such returns.

8.03 Tax Adjustments. (a) Any Income Tax refunds that are received by Purchaser or any Company or the Subsidiary that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within fifteen days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment by a taxing authority to Purchaser or any Company or the Subsidiary of any amount accrued on such Company's or the Subsidiary's financial statements made available to Purchaser pursuant to Section 2.08(a)(ii) or Section 4.06 hereof, Purchaser shall pay such amount to Seller within fifteen days after receipt or entitlement thereto.

     (b) Any increase in Income Tax liability of any Company or the Subsidiary which is the responsibility of Seller under the provisions of Section 4.01(a) or
Section 4.01(b) shall be paid by Seller to the Purchaser or the relevant Governmental or Regulatory Authority as appropriate, provided Seller has the right to control the handling and disposition of the audit and any related administrative or court proceeding which might gave rise to such increase in Income Tax liability of any Company or the Subsidiary. Purchaser shall, and shall cause such Company or the Subsidiary to, cooperate fully with Seller with respect to the handling and disposition of any such audit or related administrative or court proceeding.

     (c) Any increase or decrease in Taxes other than Income Taxes of any Company or the Subsidiary resulting from adjustments made after the Closing Date shall be for the account of Purchaser.

8.04 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving any Company or the Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, no Company nor the Subsidiary shall be bound thereby or have any liability thereunder.

8.05 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be split equally between Seller, on the one hand, and Purchaser on the other, when due, and Purchaser will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, Seller will, if necessary, join in the execution of any such Tax Returns and other documentation.

8.06 Post-Closing Elections. At MPC's or Seller's request, Purchaser will cause any Company and the Subsidiary to make and/or join with MPC in making any tax election if the making of such election, together with the cost of all other elections made pursuant to this Section, does not exceed $250,000.

8.07 Post-Closing Transactions not in the Ordinary Course. Purchaser and Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the stock of the Companies on Purchaser's federal income tax return to the extent permitted by Treas. Reg. section 1.1502-76(b)(1)(B).

8.08 Allocation of Purchase Price. To the extent that Purchaser and Seller make a Code Section 338(h)(10) election as provided in Section 8.09 of this Agreement, Purchaser and Seller shall cooperate fully with each other in the making of such election. In particular, and not by way of limitation, Purchaser and Seller shall, within 90 days of the Closing Date, jointly prepare and execute Internal Revenue Service Forms 8023 and 8594 and any attachments to be filed therewith, in accordance with applicable law. Purchaser, the Companies, the Subsidiary and MPC will file all Tax Returns (including all amended returns and claims for refund) and information reports in a manner consistent with such allocation.

8.09 Section 338(h)(10) Election. MPC will join with Purchaser in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) with respect to the purchase and sale of the stock of the Companies hereunder.

                                   ARTICLE IX

                       SURVIVAL; NO OTHER REPRESENTATIONS

9.01 Survival of Representations and Warranties. The representations and warranties contained in this Agreement will survive the Closing until six (6) months after the Closing Date, except that any representation and warranty that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

9.02 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that neither Seller nor anyone on its behalf, including its advisor Goldman, Sachs & Co., is making any representation or warranty whatsoever, express or implied, except those representations and warranties made by Seller and contained in
Article II and in any certificate delivered pursuant to Section 6.03. In particular, Seller makes no representation or warranty to Purchaser with respect to (i) the information set forth in the confidential offering memorandum or (ii) any financial projection or forecast relating to the Business or Condition of the Companies. With respect to any projection or forecast delivered by or on behalf of Seller to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) it shall have no claim against Seller with respect thereto.

                                   ARTICLE X

                                 INDEMNIFICATION

10.01 Indemnification. (a) Subject to paragraph (c) of this Section and the other Sections of this Article X, Seller shall indemnify Purchaser in respect of, and hold it harmless from and against, any and all Adverse Consequences suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement.

     (b) Subject to the other Sections of this Article X, Purchaser shall indemnify Seller and its directors, officers, employees and agents in respect of, and hold each of them harmless from and against, (i) any and all Adverse Consequences suffered, incurred or sustained by any of them or of or relating to any Company or the Subsidiary, including, without limitation, all Adverse Consequences (x) arising out of or relating to any Environmental Law and (y) resulting from or arising out of the operation of the business of any Company or the Subsidiary after the Closing, (ii) any and all Adverse Consequences suffered, incurred or sustained by them, or to which they become subject, resulting from, arising out of relating to any breach of representation or warranty or nonfulfillment or breach of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, and (iii) any and all Adverse Consequences to Seller relating to Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the stock of the Companies.

     (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of any and all Adverse Consequences arising under paragraph (a) of this Section 10.01:

                  (i)(A) unless, with respect to any claim, such claim involves Adverse Consequences in excess of $50,000;

                     (B) (i) With respect to all Adverse Consequences other than in connection with Section 2.19, unless, until and then only to the extent that Purchaser has suffered, incurred, sustained or become subject to Adverse Consequences referred to in such paragraph in excess of $1,750,000 in the aggregate; or

                  (ii) Solely with respect to Section 2.19, unless, until and then only to the extent that the Purchaser has suffered, incurred, sustained or become subject to Adverse Consequences in excess of $500,000 in the aggregate.

                     (C) unless Purchaser has received payments in respect of claims made under such paragraph of 15% of the Purchase Price or less in the aggregate; and

                     (D) unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (A) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim and (B) in any event prior to the applicable Cut-off Date; or

                  (ii) to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Adverse Consequences, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity.

10.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller or any Affiliate of Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying  Party notifies the Indemnified  Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 10.01 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified
         Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
         (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

            (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Adverse Consequences arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (b) In the event any  Indemnified  Party should have a claim under  Section
10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Adverse Consequences arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (c) In the event of any claim for indemnity under this Article X, Purchaser agrees to give Seller and its Representatives reasonable access to the Books and Records and employees of each Company and the Subsidiary in connection with the matters for which indemnification is sought to the extent Seller reasonably deems necessary in connection with its rights and obligations under this Article X.

10.03 Exclusivity. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article X shall be the exclusive remedies of Purchaser and Seller and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any representation or warranty contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                   ARTICLE XI

                                   TERMINATION

11.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

     (a) by mutual written agreement of Seller and Purchaser;

     (b) by Seller or Purchaser, in the event that any Order or Law becomes effective, and is non-appealable, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification of the non-terminating party by the terminating party;

     (c) by Seller or Purchaser (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements contained in this Agreement on the part of the other party, which breach either (i) is not cured with fifteen (15) days following written notice by the terminating party to the party committing such breach, or (ii) by its nature, cannot be cured prior to April 30, 2001; or

     (d) at any time after April 30, 2001 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

11.02 Effect of Termination. If this Agreement is validly terminated pursuant to
Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except (i) that the provisions with respect to expenses in
Section 13.03 and confidentiality in Section 13.05 will continue to apply following any such termination, and (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE XII
                                   DEFINITIONS

12.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Acquisition Proposal" means any proposal for a merger or other business combination to which the Companies are a party or the direct or indirect acquisition of any material equity interest in, or a substantial portion of the assets of, the Companies, other than the transactions contemplated by this Agreement.

     "Actions  or  Proceedings"  means any  action,  suit,  proceeding,  claims,
demands,  complaints,   arbitration  or  Governmental  or  Regulatory  Authority
investigation.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, deficiencies, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

     "Agreement" means this Stock Purchase Agreement and the Disclosure Schedule and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

     "Average Contingent Amount" has the meaning ascribed to it in Section 5.03(b).

     "Background Materials" has the meaning ascribed to it in Section 3.08.

     "Benefit Plan" means any Plan established by any Company or the Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date (or at any time within the five (5) year period prior thereto for a Plan subject to Title IV of ERISA), to which any Company or the Subsidiary, or any of their Affiliates, contributes or has contributed, or under which any employee, former employee or director of any Company or the Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Companies, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Montana are authorized or obligated to close.

     "Business or Condition of the Companies" means the business, financial condition or results of operations of the Companies and the Subsidiary taken as a whole.

     "Cause" means the failure to satisfactorily perform job duties, disruption of the employer's operation, or other legitimate business reason; provided, however, that legitimate business reason shall not include reductions in force, reorganizations, nor restructurings.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided by 40 C.F.R.ss.300.5.

     "Claim Notice" means written notification pursuant to Section 10.02(a) of a Third Party Claim as to which indemnity under Section 10.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and the basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.02, together with the amount of, or if not then reasonably determinable, the estimated amount, determined in good faith, of the Adverse Consequences arising from such Third Party Claim.

     "Closing"  means the closing of the  transactions  contemplated  by Section
1.03.

     "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.04 through 6.07 and Sections 7.04 through 7.06 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

     "Closing  Date  Certificate"  has the  meaning  ascribed  to it in  Section
1.04(a).

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock" means the common stock of each Company.

     "Company" or "Companies" has the meaning ascribed to them in the recitals to this Agreement.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

     "Cut-off Date" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in
Section 9.01.

     "Data Room" has the meaning ascribed to it in Section 3.07.

     "Debt Financing" has the meaning ascribed to it in Section 5.06.

     "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

     "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to the reclamation of mining property or to the emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "Equity Financing" has the meaning ascribed to it in Section 3.12.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller or, before the Closing, any Company or the Subsidiary (within the meaning of Section 414 of the Code).

     "Exon-Florio Amendment" means Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

     "Final Net Asset Value" has the meaning ascribed to it in Section 1.04(c).

     "Final  Net  Revenue  Amount"  has the  meaning  ascribed  to it in Section
1.04(d).

     "Financial Statements" means the financial statements of the Companies and the consolidated Subsidiary delivered to Purchaser pursuant to Section 2.08 or 4.06.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Governmental  or  Regulatory   Authority"   means  any  court,   tribunal,
arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

     "Guarantees" has the meaning ascribed to it in Section 5.03.

     "Hazardous  Materials"  means  any  pollutant,  contaminant,  petroleum  or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, hazardous material, or other material, substance or agent (whether in solid, liquid or gaseous form) that is as of the Closing Date regulated in connection with the protection of the environment.

     "HSR  Act"  means   Section  7A  of  the  Clayton  Act  (Title  II  of  the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

     "Income Taxes" means any federal, state, local, or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

     "Indemnifying   Party"   means  any  Person   against   whom  a  claim  for
indemnification is being asserted under any provision of Article X.

     "Indemnity Notice" means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Adverse Consequences arising from such claim.

     "Independent  Accountants"  has  the  meaning  ascribed  to it  in  Section
1.04(a).

     "Interim Financial Statement Date" means the last day of the most recent fiscal period of the Companies and the Subsidiary for which Financial Statements are delivered to Purchaser pursuant to Section 2.08(a)(ii).

     "Interim Financial Statements" means the Financial Statements of the Companies and the Subsidiary delivered to Purchaser pursuant to Section 2.08(a)(ii).

     "Knowledge of Purchaser" means the actual knowledge of the officers of the Purchaser, after due inquiry.

     "Knowledge of Seller " means the actual knowledge of the officers of the Companies listed in Section 12.01 of the Disclosure Schedule after due inquiry.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "MPC" means The Montana Power Company, the parent of Seller and the Companies.

     "Net Assets" means (i) all assets, including cash and cash equivalents, minus (ii) all liabilities excluding liabilities for Income Taxes.

     "Net Asset Deficiency Amount" has the meaning ascribed to it in Section 1.04(c).

     "Net Asset Determination Date" has the meaning ascribed to it in Section 1.04(c).

     "Net  Asset  Surplus  Amount"  has the  meaning  ascribed  to it in Section
1.04(c).

     "Net Asset Value" has the meaning ascribed to it in Section 1.04(a).

     "Net Revenues" means book net income, determined in accordance with GAAP and on a basis consistent with prior periods and without changes in accounting estimates or principles.

     "Net Revenue Amount" has the meaning ascribed to it in Section 1.04(a).

     "NPL" means the National Priorities List under CERCLA.

     "NWR" has the meaning ascribed to it in the forepart of this Agreement.

     "Option" with respect to any Person means any security, convertible security, right, subscription, call, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person (or, with respect to the Subsidiary, any member units) or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person (or, with respect to the Subsidiary, any member units), including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person (or, with respect to the Subsidiary, any member units) are voted.

     "Order" means any writ, judgment, decree, injunction or other order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens would not materially adversely affect the Business or Condition of the Companies.

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Personal Property" means the property interests disclosed in Section 2.14 of the Disclosure Schedule.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Purchase Price" has the meaning ascribed to it in Section 1.02.

     "Purchaser" has the meaning ascribed to it in the recitals to this Agreement.

     "Purchaser's  Accountants"  has  the  meaning  ascribed  to it  in  Section
1.04(a).

     "Purchaser's  Pension  Plan"  has the  meaning  ascribed  to it in  Section
5.04(g).

     "Purchaser's  401(k)  Plan"  has  the  meaning  ascribed  to it in  Section
5.04(f).

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Real Property" means the property interests disclosed in Section 2.13(a) of the Disclosure Schedule.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes through ambient air, soil, surface water, ground water wetlands, land or subsurface strata.

     "Representatives" has the meaning ascribed to it in Section 4.03.

     "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

     "Scheduled Bonds" has the meaning ascribed to it in Section 5.03(b).

     "Seller" has the meaning ascribed to it in the recitals to this Agreement.

     "Seller's 401(k) Plan" has the meaning ascribed to it in Section 5.04(f).

     "Seller's Pension Plan" has the meaning ascribed to it in Section 5.04(g)

     "Shares" has the meaning ascribed to it in the recitals to this Agreement.

     "SMCRA" means the Surface Mining Control and Reclamation Act, as amended, 30 U.S.C.ss. 1201, et seq., any rule or regulation promulgated thereunder, and any similar state law or regulation.

     "Stock Option" has the meaning ascribed to it in Section 5.04(h).

     "Subsidiary" means Western SynCoal LLC, a Colorado limited liability company.

     "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Third Party Claim" has the meaning ascribed to it in Section 10.02(a).

     "WECO" has the meaning ascribed to it in the recitals to this Agreement.

     "Welfare Plan" has the meaning ascribed to it in Section 5.04(e).

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Companies or the Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  Westmoreland Coal Company
                  14th Floor, 2 North Cascade Avenue
                  Colorado Springs, Colorado  80903
                  Facsimile No.:  (719) 448-5824
                  Attn:  General Counsel

                  with a copy to:

                  Hale and Dorr LLP
                  1455 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004
                  Facsimile No.:  (202) 942-8484
                  Attn:  Michael J. Levitin

                  If to Seller, to:

                  Entech, Inc.
                  40 East Broadway Street
                  Butte, Montana  59701-9394
                  Facsimile No.:  (406) 497-2451
                  Attn:  Vice President and General Counsel

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, NY 10005
                  Facsimile No.:  (212) 530-5219
                  Attn:  John T. O'Connor

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain confidentiality agreement between the parties dated May 10, 2000, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

13.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 11.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

13.04 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom any Company or the Subsidiary sells goods or provides services or with whom any Company or the Subsidiary otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval, which approval shall not be unreasonably withheld, of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

13.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Companies and the Subsidiary furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party which furnished such documents and information or its Representatives.

13.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

13.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

13.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that, Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

13.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State.

13.13   Counterparts.   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.14 Bulk Sales Laws. Purchaser hereby waives compliance by Seller and its Affiliates, in connection with the transactions hereby, with the provisions of any applicable bulk sales or bulk transfer or similar law.

13.15 Insurance Coverage After Closing. The parties hereto agree and acknowledge that, except as disclosed in Section 13.15 of the Disclosure Schedule, no insurance policy listed in Section 2.21 of the Disclosure Schedule maintained by Seller and its Affiliates (including the Companies and the Subsidiary) shall be available to or cover the Companies or the Subsidiary or their respective assets, properties, operations and liabilities after the Closing Date, all benefits and coverage under each such insurance policy shall terminate following the Closing Date and neither the Companies, the Subsidiary nor any Affiliates will seek any recoveries thereunder.


                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                             WESTMORELAND COAL COMPANY

                                             By:________________________________
                                      Name:
                                     Title:

                                             ENTECH, INC.


                                             By:________________________________
                                      Name:
                                     Title:

EXHIBIT 99.2

ASSET PURCHASE  AGREEMENT dated as of September 27, 2000 by and between
Knife   River   Corporation,    a   Delaware   corporation    ("Seller"),    and
Westmoreland-Knife   River  Coal  Acquisition  Corp.,  a  Delaware   corporation
("Buyer").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, Seller is in the business of owning and operating two lignite surface mines, the Beulah Mine near Beulah, North Dakota ("Beulah Mine"), and the Savage Mine near Savage, Montana ("Savage Mine"), selling the coal mined therefrom to power plant, industrial, residential, and commercial customers, and reclaiming the land so mined (the "Business");

         WHEREAS,   Seller   wishes  to  sell  and  Buyer   wishes  to  purchase
substantially all of the assets used in the Business, upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


                                    ARTICLE 1

                     DEFINITIONS AND RULES OF INTERPRETATION

     1.1 Definitions. When used herein, each of the terms set forth below shall have the meaning specified:

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

     "Agreement" means this asset purchase agreement, including all exhibits and schedules hereto.


     "Applicable Rate" has the meaning specified in Section 3.3.

     "Article" has the meaning specified in Section 1.2(b).

     "Assumed Liabilities" has the meaning specified in Section 2.3.

     "Assumption  Agreements"  means the assumption  agreements  contemplated by
Section 8.9.

     "Auditor" has the meaning specified in Section 3.3.

     "Balance Sheet Date" means March 31, 2000.

     "Balance Sheet" means the balance sheet of Seller attached as Schedule 5.13(a)(3).

     "Balance Sheet Adjustment Items" has the meaning specified in Section 3.3.

     "Basic Threshold" has the meaning specified in Section 10.1(b).

     "Beulah Mine" has the meaning specified in the first whereas clause of this Agreement.

     "Beulah Rail Spur" has the meaning specified in Section 2.1(q).

     "Business" has the meaning specified in the first recital to this Agreement.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Colorado Springs, Colorado are required or permitted to close.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.

     "Buyer  Ancillary  Agreements"  means  all  agreements,   instruments,  and
documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

     "Buyer Group Member" means Buyer and its Affiliates and their respective successors and assigns.

     "CCB" or coal combustion byproducts means all solid material products resulting from the combustion of coal, including, without limitation, fly ash, bottom ash, boiler slag and flue-gas emission control solids.

     "CCB Disposal Agreements" has the meaning specified in Section 2.1(i).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

     "Claim Notice" has the meaning specified in Section 10.3.

     "Cleanup" means all actions required to: (1) cleanup, remove, treat, or remediate any Contaminant in the indoor or outdoor environment; (2) prevent the Release of any Contaminant so that they do not migrate, endanger, or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment, or remediation or potential cleanup, removal, treatment, or remediation of any Contaminant in the indoor or outdoor environment.

     "Closing Date" has the meaning specified in Section 4.1.

     "Closing Date Payment" has the meaning specified in Section 3.1.

     "Closing" means the closing of the transfer of the Purchased Assets from Seller to Buyer.

     "Coal Sale Contracts" has the meaning specified in Section 2.1(g).

     "Code" means the Internal Revenue Code of 1986.

     "Confidentiality Agreement" means the Confidentiality Agreement between Seller and Westmoreland Coal Company executed by Seller on March 27, 2000 and by Westmoreland Coal Company on March 29, 2000.

     "Consequential Damages" means Losses or Expenses that constitute lost profits to Buyer Group Members and costs incurred by Buyer Group Members by reason of the inability of Buyer Group Members to conduct the Business.

     "Contaminant" means any (i) waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste, (ii) "Hazardous substance," as such term is defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, (iii) substance regulated under or listed pursuant to any Environmental Law, and (iv) petroleum and petroleum by-products.

     "Copyrights" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

     "Court Order" means any judgment, order, award, or decree of any foreign, federal, state, local, or other court or tribunal and any award in any arbitration proceeding.

     "Development Option" has the meaning specified in Section 7.11.

     "Employee Benefit Adjustment Amount" has the meaning specified in Section 7.3.

     "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant, or other restriction of any kind.

     "Environmental Encumbrance" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

     "Environmental Laws" means all Requirements of Laws derived from, relating to, or addressing pollution, the protection of the environment, human or animal health, or safety, including (1) MSHA, CERCLA, OSHA, RCRA, and SMCRA and any state or local equivalent thereof and (2) Requirements of Laws relating to Releases or threatened Releases of any Contaminant into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface, and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, or handling of any Contaminant, and all laws and regulations with regard to recordkeeping, notification, disclosure, and reporting requirements respecting any Contaminant.

     "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs, and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, the Release or threatened Release of any Contaminant into the environment, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by Seller, including, without limitation, any of the foregoing incurred in connection with the conduct of any Cleanup.

     "Environmental Threshold" has the meaning specified in Section 10.5.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Estimated Employee Benefit Adjustment Amount" has the meaning specified in
Section 3.1.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Excluded Assets" has the meaning specified in Section 2.2.

     "Excluded Liabilities" has the meaning specified in Section 2.4.

     "Exhibit" has the meaning specified in Section 1.2(b).

     "Expenses" means any and all expenses incurred in connection with investigating, defending, or asserting any claim, action, suit, or proceeding incident to a matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants, and other professionals, and expressly including any fees and expenses incurred in enforcing the indemnification provisions of this Agreement).

     "FCPA" means the Foreign Corrupt Practice Act of 1977.

     "Final Closing Statement" has the meaning specified in Section 3.3.

     "GAAP" has the meaning specified in Section 3.3.

     "Gascoyne" has the meaning specified in Section 7.11.

     "Gascoyne Initiator" has the meaning specified in Section 7.11.

     "Gascoyne Responder" has the meaning specified in Section 7.11.

     "Governmental Body" means any foreign, federal, state, local, or other governmental authority or regulatory body, including any administrative agency and any entity exercising executive, legislative, or judicial power.

     "Governmental Permits" has the meaning specified in Section 5.12.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Impoundment" means a structure that is used to impound water, sediment, or slurry, or any combination of such materials.

     "Indemnified Party" has the meaning specified in Section 10.3.

     "Indemnitor" has the meaning specified in Section 10.3.

     "In Leases" has the meaning specified in Section 2.1(b).

     "Instrument of Assignment" means an instrument of assignment in the form of Exhibit A.

     "Instrument of Assumption" means an instrument of assumption in the form of Exhibit B.

     "IRS" means the Internal Revenue Service.

     "IUOE Agreement" has the meaning specified in Section 2.3(b).

     "Knowledge of Seller" means the actual knowledge of each of the following, after due inquiry: Curt Blohm, Blanding Borstad, Nancy Christenson, Larry Duppong, Larry Hansen, Terry Hildestad, Mary Ann Johnson (only as to human resources matters that are not subject to attorney-client privilege), Garry Miller, Gerry Schatz, and Larry Schnaidt.

     "Leased Real Property" has the meaning specified in Section 2.1(b).

     "Liens" has the meaning specified in Section 5.8.

     "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages (including incidental and consequential damages), expenses, deficiencies, or other charges.

     "Materials and Supplies" means diesel fuel, gasoline,  explosive materials,
bulk  lubricants,   wire  rope,  large  tires,  tipple  belts  and  scoria,  all collectively included in Materials and Supplies on Seller's Balance Sheet.

     "Miscellaneous Contracts" has the meaning specified in Section 2.1(j).

     "MSHA" means the Mine Safety and Health Act.

     "Multiemployer Plan" has the meaning specified in Section 5.16(d).

     "Net Asset Value" has the meaning specified in Section 3.3(a).

     "New Hourly Employees' Plan" has the meaning specified in Section 7.4.

     "New Salaried Employees' Plan" has the meaning specified in Section 7.4.

     "Non-Reporting Employees" has the meaning specified in Section 7.3.

     "Ordinary Course of Business" has the meaning specified in Section 7.2.

     "OSHA" means the Occupational Safety and Health Act.

     "Out Leases" has the meaning specified in Section 2.1(d).

     "Owned Real Property" has the meaning specified in Section 2.1(a).

     "Patent   Rights"   means  United  States  and  foreign   patents,   patent
applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable), or improvements thereto.

     "PBGC" has the meaning specified in Section 5.16.

     "Permitted Encumbrances" means (1) Permitted Liens and (2) zoning restrictions, existing easements of record on real property that do not materially impair the use of the property affected by such easement in the Business, and the easements listed in Schedule 1.1(a).

     "Permitted Liens" means all (a) liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, (b) liens imposed by applicable law, rule or regulation such as mechanics', materialmen's, landlords', warehousemen's and carriers' liens, and other similar liens, securing obligations incurred in the ordinary course of business consistent with past practice, (c) liens under workers' compensation unemployment insurance, Social Security, or similar legislation and (d) liens incurred in the ordinary course of business consistent with past practice for sums not yet delinquent or immaterial in amount and being contested in good faith.

     "Person" means any  individual,  corporation,  partnership,  joint venture,
limited   liability   company,   association,   joint  stock   company,   trust,
unincorporated organization, other entity, or Governmental Body.

     "Personal Property Leases" has the meaning specified in Section 2.1(f).

     "Personal Property" has the meaning specified in Section 2.1(f).

     "Phase I Environmental Study" has the meaning specified in Section 7.13.

     "Policies" has the meaning specified in Section 8.8(c).

     "Preliminary Closing Statement" has the meaning specified in Section 3.3.

     "Proceedings" has the meaning specified in Section 5.5.

     "Purchase Notice" has the meaning specified in Section 7.11.

     "Purchase Price" has the meaning specified in Section 3.1.

     "Purchased Assets" has the meaning specified in Section 2.1.

     "Purchased Contracts" has the meaning specified in Section 2.1(j).

     "RCRA" means the Resource Conservation and Recovery Act.

     "Real Improvements" has the meaning specified in Section 2.1(c).

     "Real Property" has the meaning specified in Section 2.1(c).

     "Reference Amount" shall mean $1,864,988, which is the amount of the Balance Sheet Adjustment Items at March 31, 2000.

     "Release" means, when used as a noun, any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of any Contaminant through or in the air, soil, surface water, groundwater, or property, and when used as a verb, the occurrence of any Release.

     "Remedial Action" means actions required to (1) clean up, remove, treat, or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threatened Release or minimize the further Release of Contaminants; or (3) investigate and determine if a remedial response is needed, design such a response and conduct post- remedial investigation, monitoring, operation and maintenance, and care.

     "Requirements of Laws" means any foreign, federal, state, and local laws, statutes, regulations, rules, codes, or ordinances enacted, adopted, issued, or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, mining, environmental, and occupational safety and health requirements) and common law.

     "RMG" means Resultant Management Group, L.L.C., an affiliate of John T. Boyd Company.

     "Rothschild"  means  Rothschild Inc. and NM Rothschild & Sons  (Washington)
LLC.

     "Royalty Option" has the meaning specified in Section 7.11.

     "Sale Notice" has the meaning specified in Section 7.11.

     "Savage Mine" has the meaning specified in the first whereas clause of this Agreement.

     "Schedule" has the meaning specified in Section 1.2(b).

     "Section" has the meaning specified in Section 1.2(b).

     "Seller" has the meaning specified in the first paragraph of this Agreement.

     "Seller Ancillary Agreements" means all agreements, instruments, purchase orders, and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

     "Seller Group Member" means Seller and its Affiliates and their respective successors and assigns.

     "Seller's Qualified Plans" has the meaning specified in Section 7.2(d).

     "Similar Secrets" means confidential ideas, trade secrets, know-how, concepts, methods, processes (including manufacturing processes), designs, drawings, formulae, reports, data, customer lists, selling lists, business plans, and other proprietary information of a Person other than Seller that are similar to Seller's confidential ideas, trade secrets, know-how, concepts, methods, processes (including manufacturing processes), designs, drawings, formulae, reports, data, customer lists, selling lists, business plans, and other proprietary information.

     "SMCRA" means the Surface Mine Control and Reclamation Act.

     "Software" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation, and materials, whether in source code, object code, or human readable form.

     "Subsidiary" means any corporation of which Seller, directly or indirectly, owns or controls capital stock representing more than fifty percent of the general voting power under ordinary circumstances of such corporation.

     "Supply Contracts" has the meaning specified in Section 2.1(h).

     "Tangible Personal Property" has the meaning specified in Section 2.1(e).

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return, and declaration of estimated Tax.

     "Tax" or "Taxes" means any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items).

     "Terminal Date" means April 30, 2001.

     "Towers, Perrin Report" has the meaning specified in Section 7.3(c).

     "Trade Secrets" means confidential ideas, trade secrets, know-how, concepts, methods, processes (including manufacturing processes), designs, drawings, formulae, reports, data, customer lists, selling lists, business plans, or other proprietary information.

     "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing.

     "Transferred Employees" has the meaning specified in Section 7.3(a).

     "Transition Services" has the meaning specified in Section 7.9.

     "UMWA Agreement" has the meaning specified in Section 2.3(b).

     1.2 Rules of Interpretation.
          (a) Except as otherwise specified herein, all references herein (1) to any Person shall be deemed to include such Person's permitted successors and assigns, (2) to any Requirements of Laws defined or referred to herein shall be deemed references to such Requirements of Laws or any successor Requirements of Laws as the same may have been or may be amended or supplemented from time to time, all rules and regulations promulgated under such Requirements of Laws, and all administrative and judicial authority exercisable thereunder, and (3) to any Purchased Contract defined or referred to herein shall be deemed references to such as the terms thereof may have been or may be amended, supplemented, waived, or otherwise modified from time to time.

          When used in this Agreement, the words "herein," "hereof," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any specific provision of this Agreement, and the words "Article," "Section," "Schedule," and "Exhibit" shall refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

          (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

          (d) Any item or list of items set forth following the word "including," "include," or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

          The rule of contra proferentum shall not be applied in interpreting this Agreement.

          (f) Captions to Articles, Sections, and subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          (g) The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.


                                    ARTICLE 2

                                PURCHASE AND SALE

     Purchased Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and agreements of Buyer made hereunder, and in consideration of the purchase by Buyer described below, Seller hereby agrees to sell, transfer, convey, assign, and deliver to Buyer at the Closing all of the assets of the Business (other than the Excluded Assets) (all of the assets of the Business other than the Excluded Assets being referred to hereafter as the "Purchased Assets"), including the following:

          the tracts of land described in Schedule 2.1(a) (the "Owned Real Property");

          all rights, title, and interests of Seller, as lessee, in and to the real property (the "Leased Real Property") under those certain leases (the "In Leases") described in Schedule 2.1(b);

          all buildings, structures, and other real improvements of Seller located in and on the Owned Real Property and the Leased Real Property (the "Real Improvements") (the Owned Real Property, the Leased Real Property, and the Real Improvements shall hereinafter be referred to, collectively, as the "Real Property");

          all rights, title, and interests of Seller under, in, and to the leases pursuant to which Seller leases to any third Person portions of the Real Property (the "Out Leases") described in Schedule 2.1(d);

          all rights, title, and interests of Seller in and to all tangible personal property used in or necessary for the Business, including all tangible personal property located in and on the Real Property on the Closing Date, and all software used in the Business, and all licenses therefor (the "Tangible Personal Property");

          all rights, title, and interests of Seller under, in, and to the personal property leases listed in Schedule 2.1(f) (the "Personal Property Leases") (all personal property owned or leased by Seller being referred to herein as the "Personal Property");

          all rights and interests of Seller under the  contracts  identified on
     Schedule 2.1(g),

          all of which relate to the sale of coal mined on the Real Property (the "Coal Sale Contracts");

          (h) all rights and interests of Seller under the contracts described in Schedule 2.1(h), all of which relate to the purchase of goods or services for the Business (the "Supply Contracts");

          (i) all rights and interests of Seller under the contracts described in Schedule 2.1(i), all of which relate to the disposal of CCBs (the "CCB Disposal Agreements");

          (j) all rights and interests of Seller under the  contracts  listed in
     Schedule 2.1(j) (the "Miscellaneous Contracts," and together with the In Leases, the Out Leases, the Personal Property Leases, the Coal Sale Contracts, the Supply Contracts, and the CCB Disposal Agreements, the "Purchased Contracts");

          (k) all of Seller's rights, claims, or causes of action against third parties relating to the Real Property, the In Leases, the Out Leases, the Personal Property, and the Purchased Contracts arising or occurring on or after the Closing Date;

          (l) all books and records (including all data and other information stored on discs or other media) of Seller relating to the Real Property, the In Leases, the Out Leases, the Personal Property, and the Purchased Contracts, including permit studies, mine maps, geologic data, surveys, consulting reports, surface mapping, aerial photography, environmental reports, core hole data, unmined mineral tax filings, and all personnel records relating to Transferred Employees subject to Seller's right to retain originals as needed or copies;

          (m) all deposits held by Seller with respect to the Out Leases and all advance or minimum royalty payments under the Out Leases paid to Seller under the Out Leases in each case relating to periods after the Closing Date;

          (n) all rights, title, and interest of Seller in and under the Governmental Permits listed in Schedule 5.12(a); ----------------

          (o) all rights, title, and interest in and to the name "Knife River," when used in a mark or name that includes either the word "Coal" or the word "Lignite";

          (p) all prepayments covered by the Balance Sheet entry "Coal royalties & rentals;" and

          (q) all rights, title, and interest of Seller in and to the rail line, including all trackage located on the Real Property, which connects the Beulah Mine to the Burlington Northern Santa Fe Railroad "Zap Line Sub-Division," joining the Zap Line at approximately milepost 73 (the "Beulah Rail Spur").

     Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following assets of Seller are excluded from the Purchased Assets and are not being purchased and sold hereunder (herein referred to as the "Excluded Assets"):

          (a) all cash, cash equivalents, and bank accounts of Seller (except as provided in Sections 2.1(m));

          (b) all advance or minimum royalty payments under the Out Leases paid or due Seller under the Out Leases relating to periods prior to the Closing Date;

          (c) all claims and causes of action of Seller against third parties relating to the Real Property, the In Leases, the Out Leases, the Personal Property, and the Purchased Contracts for which damages in respect thereto relate to the period prior to the Closing Date;

          (d) all rights and obligations, including all receivables as adjusted by applicable penalties or premiums, relating to coal shipped prior to the Closing Date, together with all responsibilities for invoicing and collection;

          (e) all of Seller's insurance policies including policies for health, general liability, and property insurance, and any and all premium refunds and claims with respect to such refunds and all related refund payments, proceeds, and other amounts due or payable, or hereafter becoming due or payable, thereunder;

          (f) each of the assets listed on Schedule 2.2(f);

          (g) the name "Knife River," either alone or with any word or words not including the word "Coal" or the word "Lignite;"

          (h) subject to Section 2.5 below, each lease, contract or permit set forth on the Schedules that requires the consent to assignment by person or entity other than Seller and which consents have not been obtained on or before the Closing Date; provided, however, that if and when any such consent is obtained, such lease, contract, or permit shall cease to be an Excluded Asset and shall be deemed to have been a Transferred Asset as of the date hereof and as of the Closing Date;

          (i) the Governmental Permits and the bonds listed in Schedule 5.12(c) which by their terms are not assignable by Seller; and

          (j) any tax refund related to the Purchased Assets or Seller's business for periods ending on or prior to the Closing Date.

     Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof:

          (a) all liabilities and obligations of Seller to be performed after the Closing Date under the Purchased Contracts;

          (b) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 7.10;

          (c) all ongoing reclamation under existing surface mining permits and final reclamation arising from the Business;

          (d) all liabilities and obligations for post-retirement medical benefits for the Transferred Employees and their eligible dependants; and

          (e) accounts payable, in an amount not to exceed $25,000 (unless a greater amount is approved by Buyer), incurred in the Ordinary Course of Business for personal property that is not covered by the Balance Sheet item "Materials and Supplies" ordered for the Business prior to Closing but not received until after the Closing.

          All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

     Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform, or otherwise discharge any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Instrument of Assumption (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and, none of the following shall be Assumed Liabilities for purposes of this Agreement, and Seller shall pay, perform, or otherwise discharge all of the following:

     (a) any liabilities or obligations, recorded or unrecorded, related to, associated with, or arising out of the period prior to the Closing Date (other than the liabilities and obligations of Seller incurred prior to the Closing Date to perform those obligations under the Purchased Contracts to be paid or performed after the Closing Date, except in each case to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed, or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default);

     (b) all  liabilities  and  obligations  under Section 15.6  ("Extended  Job
Opportunities") of the IUOE Agreement and under Section 4.12 ("Extended Job Opportunities") of the UMWA Agreement;

     (c) any liabilities in respect of Taxes for which Seller is liable pursuant to Section 7.10;

     (d) any intercompany payables and other liabilities or obligations of Seller or any of its Affiliates (and for this purpose the Coal Sale Contracts and any CCB Disposal Agreements with or pertaining to the Coyote, Heskett and Lewis & Clark plants, shall not be deemed to be intercompany obligations);

     (e) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein, including audit and accounting fees and the fees of RMG;

     (f) any liabilities or obligations in respect of any Excluded Assets; and

     (g) any liabilities or obligations in respect of the claims or proceedings described in Schedule 5.5 (other than the liability in respect of the letter dated June 1, 2000, to Terry Hildestad from Ward Uggerud).

     2.5 Nonassignable Contracts, Permits, and Leases. If any permits, contracts, or leases set forth on the Schedules and required by Section 2.1 to be transferred to Buyer are not by their respective terms assignable, Seller agrees to use commercially reasonable efforts promptly to obtain, or cause to be obtained, any written consents necessary to convey to the Buyer the benefit thereof, it being understood that such commercially reasonable efforts shall not include any requirement to remain secondarily liable with respect to any such permits, contracts, or leases. Buyer shall cooperate with Seller, in such manner as may be reasonably requested in connection therewith, including active participation in visits to and meetings, discussions, and negotiations with all persons or entities with the authority to grant or withhold consent. To the extent that any such consents cannot be obtained, Seller and Buyer will use commercially reasonable efforts to take such actions as may be possible without violation or breach of any such nonassignable permits, contracts, or leases to effectively grant the Buyer the economic benefits of, and impose upon the Buyer the economic burdens of such permits, contracts, and leases.


                                    ARTICLE 3

                                 PURCHASE PRICE

     Purchase Price. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings, and agreements of Seller made hereunder, and in consideration of such sale, conveyance, transfer, assignment, and delivery, Buyer agrees (a) to pay to Seller $28,830,000, subject to adjustment pursuant to Section 3.3 (as adjusted, the "Purchase Price"), and to undertake, assume, and agree to perform and otherwise pay, satisfy, and discharge in accordance with their respective terms, and to indemnify and hold Seller harmless with respect to, and only with respect to, the Assumed Liabilities. On the Closing Date, Buyer shall pay Seller $28,830,000 minus the Estimated Employee Benefit Adjustment Amount (the amount so paid, the "Closing Date Payment") in immediately available funds by wire transfer to the account specified in Schedule 4.2. The Estimated Employee Benefit Adjustment Amount shall be $2,300,000, which is an amount that has been estimated in good faith by the parties based on a preliminary report from Towers, Perrin estimating the Employee Benefit Adjustment Amount.

     3.2 Allocation of Purchase Price. Within 60 days following the determination of the Purchase Price pursuant to Section 3.3, Buyer shall allocate the Purchase Price (together with the liabilities assumed hereunder and other relevant items) among the Purchased Assets based on the fair market value of such assets, as determined by an independent appraisal thereof. Buyer shall pay for such appraisal. Buyer shall notify Seller of its allocation. Seller and Buyer each agrees that, to the extent permitted by applicable law, it will adopt and utilize the amounts allocated to each asset or class of assets for purposes of all federal, state, and other income Tax returns or reports of any nature filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax returns or reports, in any claim for refund, in any litigation, or otherwise with respect to such Tax returns or reports. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date.

     3.3 Post-Closing Adjustment. (a) Preparation of Preliminary Closing Statement. (1) As soon as reasonably possible after the Closing Date (but not later than 120 days thereafter), Buyer will prepare a statement (the "Preliminary Closing Statement"), which shall show (A) the Employee Benefit Adjustment Amount and (B) for the Business as of the Closing Date, the Balance Sheet Adjustment Items. Buyer shall deliver the Preliminary Closing Statement and a copy of the Towers, Perrin Report to Seller no later than 125 days after the Closing Date.

               (2) The Balance Sheet Adjustment Items shall consist of (and the term "Balance Sheet Adjustment Items" shall mean) the following: (A) Current Assets: Inventories: Coal, and (B) Current Assets: Materials and Supplies and (C) Current Assets: Deferred Costs: Mine Stripping.

               (3) With respect to the Employee Benefit Adjustment Amount, such amount shall be determined as specified in Section 7.3(c). With respect to the Balance Sheet Adjustment Items, the Preliminary Closing Statement and the Final Closing Statement shall, except as set forth on Exhibit C, be prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with the Balance Sheet and shall set forth the value of each such item (the "Net Asset Value").

          (b) Review of Preliminary Closing Statement. The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, Seller unless Seller shall have notified Buyer in writing of any objections thereto consistent with the provisions of this Section 3.3 within 30 days after receipt thereof. The written notice under this Section 3.3 shall specify in reasonable detail each item on the Preliminary Closing Statement that Seller disputes and a summary of Seller's reasons for such dispute.

          (c) Disputes. Disputes between Buyer and Seller relating to the Preliminary Closing Statement that cannot be resolved by them within 30 days after receipt by Buyer of the notice referred to in Section 3.3(b) may be referred no later than 45 days after such receipt for decision at the insistence of either party to Pricewaterhouse Coopers LLP. If
     Pricewaterhouse Coopers LLP is unavailable, then, within 60 days after receipt by Buyer of the notice referred to in Section 3.3(b), Buyer and Seller shall select at random a "Big 5" accounting firm other than KPMG LLP, Arthur Andersen LLP, and Pricewaterhouse Coopers LLP. Pricewaterhouse Coopers LLP or the independent accounting firm randomly selected is referred to herein as the "Auditor." Prior to referring the matter to the Auditor, the parties shall agree on the procedures to be followed by the Auditor (including procedures with regard to presentation of evidence). Such procedures shall not alter the accounting practices, principles, and policies to be applied to the Preliminary Closing Statement, which shall be those required by Section 3.3(a)(3). If the parties are unable to agree upon procedures before the end of 30 days after referral of the dispute to the Auditor, the Auditor shall establish such procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently, and inexpensively as possible, which procedures may be, but need not be, those proposed by either party. The parties shall then submit evidence in accordance with the procedures established, and the Auditor shall decide the dispute in accordance therewith. The Auditor's decision on any matter referred to it shall be final and binding on Seller and Buyer. The fee of the Auditor shall be borne by Seller and Buyer in equal portions.

          (d) Final Closing Statement. The Preliminary Closing Statement shall become final and binding upon the parties upon the earlier of (1) the failure by Seller to object thereto within the period permitted under
     Section 3.3(b), (2) the agreement between Buyer and Seller with respect thereto, or (3) the decision by the Auditor with respect to any disputes under Section 3.3(c). The Preliminary Closing Statement, as adjusted pursuant to the agreement of the parties or decision of the Auditor, when final and binding is referred to herein as the "Final Closing Statement."

          (e) Adjustment to the Purchase Price. As soon as practicable (but not more than five Business Days) after the determination and delivery of the Final Closing Statement in accordance with this Section 3.3: (1) the Purchase Price shall be reduced by the Employee Benefit Adjustment Amount,
     (2) the Purchase Price shall be adjusted as contemplated in Section 7.2(b) to reflect Seller's capital expenditures in 2000, and (3) if the Net Asset Value of the Balance Sheet Adjustment Items, as of the Closing Date and as reflected on the Final Closing Statement, exceeds the Reference Amount, then the Purchase Price shall be increased by the amount of such excess, and (4) if the Reference Amount exceeds the Net Asset Value of the Balance Sheet Adjustment Items, as of the Closing Date and as reflected on the
     Final Closing Statement, then the Purchase Price shall be reduced by the amount of such excess. If the Purchase Price, as determined in accordance with the immediately preceding sentence, exceeds the Closing Date Payment, then Buyer shall pay Seller the amount of such excess, and if the Closing Date Payment exceeds the Purchase Price, as determined in accordance with the immediately preceding sentence, then Seller shall pay Buyer the amount of such excess. Buyer and Seller shall ensure that all such payments are made via wire transfer within ten (10) Business Days after the determination and delivery of the Final Closing Statement in accordance with this Section 3.3.

          (f)  Interest.  All  payments  required  to be made  pursuant  to this
     Section 3.3 shall be made with simple interest thereon at the prime rate plus one percentage point on the Closing Date (the "Applicable Rate") and accruing from the Closing Date to the date of payment.


                                    ARTICLE 4

                                     Closing

     Closing. The Closing shall be consummated at 10:00 A.M., local time, on the first date after the conditions precedent specified in Articles 8 and 9 have been satisfied or waived that is the first or final day of a calendar month, at the offices of Seller, 1915 North Kavaney, Bismarck, North Dakota 58501, or at such other date, time, and place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date." The effective time of the Closing shall be 12:01 a.m. on the Closing Date.

     4.2 Payment on the Closing Date. On the Closing Date, Buyer shall pay Seller an amount equal to the Closing Date Payment by wire transfer of immediately available funds to the account specified in Schedule 4.2.

     4.3 Buyer's Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 8, at the Closing Buyer shall deliver to Seller all of the following:


          (a) A certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (1) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (2) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (b) The certificate contemplated by Section 9.1, duly executed by an authorized officer of Buyer; and

          (c) The Instrument of Assumption duly executed by Buyer.

     4.4 Seller's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 9, at the Closing Seller shall deliver or cause to be delivered to Buyer all the following:

          (a) a certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (1) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (2) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement;

          (b) The Instrument of Assignment duly executed by Seller;

          (c) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

          (d) All consents, waivers, or approvals obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

          (e) The certificates contemplated by Section 8.1 duly executed by an authorized officer of Seller;

          (f) A general warranty deed with respect to each of the parcels of Owned Real Property, if Seller received a warranty deed and a quit claims deed if not, duly executed by Seller and in form and substance reasonably satisfactory to Buyer and an assignment, in form and substance reasonably satisfactory to Buyer, in each case conveying good and marketable title to the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances and, in the case of the Leased Real Property, the In Leases;

          (g) The real estate tax bills for the Owned Real Property for the tax year in which the Closing occurs, if such bills have been received but such taxes have not been paid on or prior to the Closing Date;

          (h) An assignment, in recordable form, with respect to each of the leases of real property described in Schedule 2.1(b), duly executed by Seller and in form and substance reasonably satisfactory to Buyer;

          (i) An affidavit, sworn to under penalty of perjury, in the form of Exhibit D, setting forth Seller's name, address, and federal tax identification number and stating that Seller is not a "foreign person" within Section 1445 of the Code; and

          (j) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance, and delivery of the Purchased Assets to Buyer.

     In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.


                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that, and agrees as follows:

     Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Seller is duly licensed or qualified and in good standing as a foreign corporation in the States of Montana and North Dakota, and no other jurisdiction has demanded, requested, or otherwise indicated that Seller is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. Seller has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted. Seller has heretofore made available to Buyer complete and correct copies of its certificate of incorporation and by-laws as currently in effect.


     5.2 Corporate Authority. Seller has full corporate power and authority to enter into this Agreement and the Seller Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Upon receipt of the approval of Seller's Board of Directors, this Agreement will be, and each of the Seller Ancillary Agreements will be as of the Closing Date, duly executed and delivered by Seller, and on the Closing Date (and assuming due execution and delivery by Buyer) this Agreement will constitute, and each of the Seller Ancillary Agreements when executed and delivered by Seller will constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally or by general equitable principles.

     Subsidiaries and Investments. Seller does not operate the Business or any portion thereof through Subsidiaries, is not a member of any limited liability company relevant to the Business, and is not a general partner in any partnership or co-venturer in any joint venture or other business enterprise relevant to the Business.

     No Violation. Except as disclosed in Schedule 5.4, Seller is not subject to or bound by any provision of:

          (a) any Requirement of Laws,

          (b) any certificate of incorporation or by-laws,

          (c) any mortgage, deed of trust, lease, note, contract, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

          (d) any judgment, order, writ, injunction, or decree of any court, Governmental Body, or arbitrator,

that would prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery, and performance by Seller of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. Except as disclosed in
Schedule 5.4, no consent, approval, or authorization of or declaration or filing with any Person is required for the valid execution, delivery, and performance by Seller of this Agreement and by Seller of the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     Litigation. (a) Except as disclosed in Schedule 5.5, there is (1) no outstanding consent, order, judgment, injunction, award, or decree of any court, Governmental Body, or arbitration tribunal against or involving Seller relating to the Business or this Agreement, or against or involving the Business or any of the assets or properties of the Business, and (2) no action, suit, dispute, or governmental, administrative, arbitration, or regulatory proceeding or investigation pending or, to the Knowledge of Seller, threatened against or involving Seller relating to the Business or this Agreement, or pending or, to the Knowledge of Seller, threatened against or involving the Business or any of the assets or properties of the Business (collectively, "Proceedings").

          (b) Except as disclosed in Schedule 5.5, Seller has not received written notice of any actions, suits, or legal, administrative, or arbitral proceedings pending to which Seller is a party, or written notice of any threatened actions, suits, or legal, administrative, or arbitral proceedings against Seller that questions the validity of this Agreement, or of the transactions contemplated hereby, or of any action taken or to be taken by Seller in connection with this Agreement.

     5.6 Effect of Agreements. The instruments of conveyance and transfer to be executed by Seller and delivered to Buyer at the Closing, including the Instrument of Assignment and the deeds contemplated by Section 4.4(f), will be valid in accordance with their terms and effective to assign, transfer, and convey to buyer at the Closing all of the assets of the Business (other than the Excluded Assets), all of properties, assets, and other rights of Seller used in the Business, and all of the Purchased Assets, including such title as is specified in Sections 5.8 and 5.9.

     5.7 Purchased Assets. Except for Seller's Bismarck office and the Excluded Assets, and except as set forth in Schedule 2.2(f), the Purchased Assets constitute all the assets and properties used in the Business.

     5.8 Real Property. (a) Except as set forth in Schedule 2.2(f), the Real Property includes each and every parcel of real property or interest in real estate owned, held under lease, or used by, the Business. Schedule 2.1(a) sets forth a list and a brief description of each tract of Owned Real Property (showing the grantor, legal description, and recording information). Schedule 2.1(b) sets forth a list and a brief description of each In Lease (showing the current lessor and lessee, execution date, annual rental, expiration date, renewal and purchase options, if any, and the legal description of the Real Property covered by each such In Lease). Schedule 2.1(d) sets forth a list of each Out Lease showing the names of the lessor and lessee and the date of the execution of each such lease. Seller shall provide such additional information regarding the Out Leases as Buyer may reasonably request. Seller has made available to Buyer complete and correct copies of each and every of the following, if any, in the possession of Seller: (1) title reports, title binders, survey documents, and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction, or regulation, if any (governmental or otherwise), and compliance with applicable laws, of the Real Property; (2) deed or title-holding or trust agreements, if any, under which any of the Real Property may have been conveyed to Seller or under which the same may be held for the benefit of Seller; and (3) leases included as Purchased Assets and all documents relating thereto, including any amendments thereto and any assignment thereof.

          (b) With respect to Real Property which is a part of the Purchased Assets, the Seller has good and valid fee or leasehold title, as the case may be, to all such Real Property, in each case free and clear of all liens, claims, charges, options, encumbrances, mortgages, pledges or security interests ("Liens"), except for Permitted Encumbrances, and has the exclusive right to mine all coal therein.

          (c) Seller has not received any notice of any appropriation, condemnation, or like proceeding, or of any violation of any applicable zoning law, regulation, or other law, order, regulation, or requirement relating to or affecting the Real Property, and no such proceeding has been threatened or commenced.

          (d) All of the In Leases which are part of the Purchased Assets are valid, binding, and enforceable obligations of the respective lessors, and Seller has not received any notice of, and there does not exist any event of default or, to the Knowledge of Seller, any event, occurrence, or act which, with the giving of notice or the lapse of time or both, would become a default under any such leases.

          (e) Except as set forth in Schedule 5.8(e), to the Knowledge of Seller, the Real Improvements are in good working condition and repair (other than ordinary wear and tear) and are suitable in all material respects for the purposes for which they are now being used by Seller in the ordinary course of business consistent with past practice. The Real
     Improvements are sufficient to conduct the operations of the Business in the ordinary course of business consistent with past practice.


     5.9 Personal Property. (a) Schedule 5.9(a) sets forth (1) the tangible physical assets of the Business that do not constitute land (including machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, vehicles, buildings, and fixtures) and that have a value in excess of $25,000 per item or per category of items and the location of such items; (2) individual refundable deposits, prepaid expenses, deferred charges, and "other assets" in excess of $25,000; and (3) all loans or advances made by the Business to any Person in excess of $5,000 and such loans do not exceed $25,000 in the aggregate.

          (b) Except as disclosed in Schedule 5.9(b), Seller has good and valid title to all of the Purchased Assets that do not constitute real property, free and clear of all Encumbrances. Except as disclosed in Schedule 5.9(b), Seller owns, has valid leasehold interests (pursuant to leases disclosed in Schedule 2.1(f)) in, or valid contractual rights pursuant to contracts disclosed in Schedule 5.11 or not required to be disclosed therein because of the dollar thresholds set forth in Section 5.11(a)(i) to use, all of the assets, tangible and intangible, used by or necessary for the conduct of the Business.

          (c) Seller  expressly  disclaims and negates any warranty as to the condition of any tangible personal property, equipment, FIXTURES and items of moveable property comprising any part of the purchased assets, including, without limitation, any implied or express warranty of merchantability, or any implied or express warranty of fitness for a particular purpose, It being expressly understood by Buyer that said personal property, fixtures, equipment, and items are being conveyed to Buyer "As is," where is, and in their present condition and state of repair.

     5.10 Personal Property Leases. Schedule 2.1(f) contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof, and a brief description of the property covered), under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle, or other tangible personal property owned by a third Person and used in the Business.

     5.11 Contracts and Commitments. (a) Schedule 5.11(a) sets forth the Purchased Contracts that:


          (1) involve future payment or receipt of in excess of $25,000 or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of $25,000;

          (2) is a guarantee or indemnity in respect of indebtedness of any Person (including Seller or any Affiliate of Seller) that may involve future payment in excess of $25,000 or is a mortgage, security agreement, or other arrangement intended to secure indebtedness of any Person (including Seller or any Affiliate of Seller) in excess of $25,000 and creating an Encumbrance on any Purchased Asset;

          (3) imposes a right of first refusal, option, or other restriction with respect to any Purchased Assets;

          (4) is a loan or advance to, or investment in, any Person or an agreement, contract, or commitment relating to the making of any such loan, advance, or investment in excess of $25,000; or

          (5) is an agreement, contract, or commitment limiting the freedom of the Business to engage in any line of business or to compete with any Person.

               (b) Except as disclosed on Schedule 5.11(b):


               (1) Each of the Purchased Contracts was entered into in a bona fide transaction in the ordinary course of business and is in full force and effect, and Seller has heretofore delivered to Buyer complete and correct copies of the Purchased Contracts;

               (2) Seller has fulfilled and performed in all material respects its obligations under each of the Purchased Contracts, and Seller is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Purchased Contracts and no other party to any of the Purchased Contracts has materially breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or any such other Person;

               (3) Seller is not  currently  renegotiating  any of the Purchased
          Contracts  or  paying  liquidated   damages  in  lieu  of  performance
          thereunder;

               (4) No Purchased Contracts other than the Coal Sale Contracts and the CCB Disposal Agreements continue for a period of more than 12 months;

               (5) There are no outstanding sales contracts, commitments, or proposals of the Business that continue for a period of more than 12 months; and

               (6) The Business is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of customers or other Persons.

               (c) The Business has not experienced warranty claims in excess of 5% aggregate gross sales for any of the past five years.

     5.12 Governmental Permits and Bonds. (a) Seller owns, holds, or possesses all licenses, franchises, permits, privileges, immunities, approvals, and other authorizations from a Governmental Body that are necessary to entitle it to own or lease, operate, and use the Purchased Assets in the manner in which the Purchased Assets are being leased, operated, and used in the ordinary course of business consistent with past practice and to mine at least an additional 3 million tons of coal on and from the Real Property, including all licenses, franchises, permits, privileges, immunities, approvals, and other authorizations required by Environmental Laws (all such licenses, franchises, permits, privileges, immunities, approvals, and other authorizations, the "Governmental Permits"). Schedule 5.12(a) sets forth a list and brief description of each Governmental Permit. Complete and correct copies of all of the Governmental Permits have heretofore been made available to Buyer.

          (b) Except as set forth in Schedule 5.12(b), (1) Seller has fulfilled and performed its obligations as currently required under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any material respect the rights of Seller under any such Governmental Permit, (2) no notice of cancellation, of default, or of any material dispute concerning any Governmental Permit, or of any event, condition, or state of facts described in the preceding clause, has been received by or is known to Seller (that has not been remedied); and (3) subject to Section 8.3, each of the Governmental Permits is valid, subsisting, and in full force and effect and may be assigned to, transferred to, or acquired by Buyer in accordance with the terms of the governmental permits as stated therein and subject to the laws applicable thereto.

          (c) Schedule 5.12(c) contains a list of all reclamation and surety bonds posted by Seller with respect to the Purchased Assets (in each case specifying the surety, amount of bond, and Governmental Permit or other item to which such bond pertains) and any pending claims thereunder. Except as set forth in Schedule 5.12(c), the bonds listed in Schedule 5.12(c) are in full force and effect; all premiums billed with respect thereto have been paid; such bonds satisfy all contractual requirements and Requirements of Laws applicable to Seller with respect to the Purchased Assets, including the Real Property.

     5.13 Financial Statements. (a) Seller has heretofore furnished Buyer with copies of the following financial statements of the Business: (1) an unaudited combined balance sheet as at December 31, 1999; (2) an unaudited combined statement of income and unaudited combined statement of cash flows for the year ended December 31, 1999; an unaudited combined balance sheet (the "Balance
Sheet") as at March 31, 2000 (the "Balance  Sheet  Date"),  which is attached as
Schedule 5.13(a)(3); and (4) an unaudited combined statement of income and an unaudited combined statement of cash flows for the three-month period ended March 31, 2000. Except as noted therein, all such financial statements are complete and correct, were prepared in accordance with GAAP consistently applied throughout the periods indicated, and present fairly the financial position of the Business at such dates and the consolidated results of operations and cash flows of the Business for the periods then ended.

          (b) There are no liabilities, debts, obligations, or claims against or with respect to the Business of any nature, absolute or contingent, except
     (1) as and to the extent reflected or reserved against on the Balance Sheet; (2) specifically described and identified on Schedule 5.13(b); (3) incurred since the Balance Sheet Date, in the ordinary course of business, consistent with prior practice and Section 5.20; or (4) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice, provided Seller is not in default thereunder.

     5.14 Books and Records. Seller has made and will make available for inspection by Buyer all the books of account relating to the Business. Such books of account reflect all the transactions and other matters required to be set forth under GAAP applied on a consistent basis.

     5.15 Tax Matters. Seller has filed, or will prepare and timely file, all Tax returns or reports relating or attributable to the Business that are required to be filed for all periods prior to or including the Closing Date, and such returns or reports are (or to the extent filed between the date hereof and the Closing Date will be) correct and complete. All Taxes (whether or not requiring the filing of returns or reports) relating to the Business for the aforementioned periods have been timely and fully paid or adequately reserved. All Taxes that Seller is required by law to withhold or collect relating to the Business have been duly withheld or collected and have been paid over to the appropriate governmental agency or authority or are properly recorded as a liability on the books of Seller. No Tax deficiency notice, or notice of interest or penalties assessment, related to the Business has been received .

     5.16 Employee Matters. (a) Schedule 5.16(a) sets forth with respect to the business, the name, current annual compensation rate (including bonus and commissions), title, current base salary rate, accrued bonus, accrued sick leave, accrued severance pay, and accrued vacation benefits of each present employee; organizational charts; collective bargaining, union, or other employee association agreements; employment, managerial, advisory, and consulting agreements; any employee handbook(s); reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972 since 1997; each employee benefit plan (within the meaning of Section 3(3) of ERISA), bonus plan, and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained, or to which contributions are made by Seller and the amount of any unfunded retirement liabilities, including medical coverage, arising under any plan, fund, or arrangement described in this Section 5.16 and the identity of the plan, fund, or arrangement giving rise thereto.

          (b) Except for the IUOE Agreement and the UMWA Agreement, and except as set forth on Schedule 5.16(b), Seller (1) is not a party to any collective bargaining agreement, employment, or consulting agreement covering any Transferred Employee and (2) has not announced or otherwise made a commitment to create any bonus, option, deferred compensation, pension, profit-sharing, or retirement plan or arrangement, severance arrangement, or other fringe benefit plan covering any Transferred Employee. True and complete copies of the IUOE Agreement and the UMWA Agreement have been delivered to Buyer.

          (c) Except for the obligation to pay compensation for services performed after the Closing Date, and except as contemplated by Section 7.3 or 7.4 , the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereunder will not result in any obligation or liability (with respect to accrued benefits or otherwise) of Buyer to any Transferred Employee, or former employee of the Seller, any plan or the Pension Benefit Guaranty Corporation ("PBGC"). No termination by Seller of, or withdrawal by Seller from, any plan (subject to Title IV of ERISA) contributed to, maintained or sponsored by Seller during any part of the 72 calendar month period ending on the Closing Date, at any time before or after the Closing Date has or will subject Buyer to any liability to any plan, the PBGC, the IRS, or to any current or former employee of Seller.

          (d) With respect to any Transferred Employee, Seller has not during any part of the 72 calendar month period ending on the Closing Date (1) contributed to (or been obligated to contribute to) any multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan") or (2) been a party to any collective bargaining agreement (other than the UMWA Agreement and the IUOE Agreement).

          (e) Seller has complied in all respects with ERISA, the Code, and the regulations thereunder and all other applicable federal or state statutes or regulations.

     5.17 Intellectual Property. Seller does not own, hold, or license any Patent Rights, Trademarks, or Copyrights for use in connection with the Business. The only trade name, service mark, or common law mark owned or used in connection with the Business is the "Knife River Coal Mining Company" mark.

     5.18 Inventory. The inventory of coal mined and available for immediate shipment is of a quality and condition consistent with the ordinary course. The values at which such inventories are carried are in accordance with GAAP consistently applied. The amount of stockpile and in-pit coal inventory is, and will be at the Closing Date, consistent with Seller's past business practices.

     5.19 No Material Change. Since the Balance Sheet Date, there has been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business, or prospects of the Business.

     5.20 Absence of Change or Event. Except as disclosed in Schedule 5.20, since the Balance Sheet Date, Seller has conducted the Business only in the ordinary course consistent with past practice and has not, with respect to the
Business:

          (a) incurred any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due, in excess of $150,000, except liabilities or obligations incurred in the ordinary course of business and consistent with past practice;

          (b) mortgaged, pledged, or subjected to lien, restriction, or any other Encumbrance any of the property, businesses, or assets, tangible or intangible, of the Business;

          (c) sold, transferred, leased to others, or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any Affiliate, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Balance Sheet or in the Schedules, in each case in the ordinary course of business and consistent with past practice, or canceled, waived, released, or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice;

          (d) suffered any damage, destruction, or loss (whether or not covered by insurance) in excess of $150,000;

          (e) made or committed to make any capital expenditures or capital additions or betterments in excess of $150,000;

          (f) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs, or lock-outs;

          (g) instituted any litigation, action, or proceeding before any court, Governmental Body, or arbitration tribunal relating to the Business, except for litigation, actions, or proceedings instituted in the ordinary course of business and consistent with past practice;

          (h) increased the compensation of any officer, employee, or agent of the Business, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the ordinary course of business consistent with past practice;

          (i) increased promotional or advertising expenditures except in the ordinary course of business consistent with past practice or otherwise changed its policies or practices with respect thereto;

          (j) made or changed any election concerning Taxes or Tax returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment, or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan; or

          (k) deposited or allowed to be deposited in any mine pit, whether active or inactive, at the Beulah Mine or the Savage Mine, any material, including any CCB, that would interfere with the continuation or resumption of the mining of coal from such pit.

     5.21 Compliance with Law. (a) Except as set forth in Schedule 5.21(a):

          (1) Seller has complied with and is not in default under any laws;

          (2) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened against or affecting Seller in respect of the Purchased Assets nor is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant that relate to the Purchased Assets.

               (b) To the Knowledge of Seller, Seller has heretofore made available to Buyer true and complete copies of all environmental studies made by or on behalf of Seller in the last ten years relating to the Real Property.

               (c) Except as disclosed in Schedule 5.21(c):

                    (1) Seller, with respect to the Real Property is in compliance with all applicable Environmental Laws. Seller, with respect to the Real Property has not received any written communication that alleges that Seller with respect to the Real Property is not in compliance with applicable Environmental Laws. Seller with respect to the Real Property has not used or permitted or suffered to be used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Contaminant to any location in violation of any Environmental Law except where the effect of such violation would not have a material adverse effect.

                    (2) Seller in respect to the Real  Property  has obtained or has applied for all environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Seller in respect to the Real Property is in material compliance with all terms and conditions of the Environmental Permits, in each case except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not have a material adverse effect.

                    (3) There is no Environmental  Claim pending (i) against the
               Seller in respect to the Real Property, or (ii) against any of the Real Property that the Seller owns or operates which, in the case of the clauses (i) and (ii) would reasonably be expected to have a material adverse effect.

                    (4) Seller has not made any Release of any Contaminants that would form the basis of any Environmental Claims in respect to the Real Property, except for Releases of Contaminants, the liability for which would not have a material adverse effect.

                    (5) No CCBs  have  been  disposed  of  anywhere  on the Real
               Property, other than CCBs disposed of at the Savage Mine for Holly Sugar (and "disposal" shall not include any beneficial use of CCBs).

     5.22 Insurance. Schedule 5.22 sets forth (a) the policies of insurance presently in force covering the Business and, without restricting the generality of the foregoing, those covering public and product liability, personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, (b) the Business's losses in excess of the deductibles shown on such schedule, by year, by type of coverage, for the past five years based on information received from Seller's insurance carrier(s); and (c) any agreements, arrangements or commitments by or relating to the Business under which Seller indemnifies any other Person or is required to carry insurance for the benefit of any other Person.

     5.23 Affiliate Interests. (a) Schedule 5.23(a) sets forth all amounts in excess of $25,000 paid (or deemed for accounting purposes to have been paid) and services provided by Seller in respect of the Business to, or received by Seller in respect of the Business from, any Affiliate of Seller during the last fiscal year for products or services (including any charge for administrative, purchasing, financial, or other services) and all such amounts currently owed by Seller with respect to the Business, or to Seller with respect to the Business by, any Affiliate of Seller, excluding any amounts paid or products or services provided to the Coyote, Heskett and Lewis & Clark plants.

          (b) Each contract, agreement, or arrangement between Seller with respect to the Business, on the one hand, and any Affiliate of Seller or any shareholder, officer, or director of Seller or any Affiliate of Seller, on the other hand ("Affiliate Agreements") is described in Schedule 5.23(b). Except as disclosed in Schedule 5.23(a) or (b), each of the transactions described in Section 5.23(a) and each of the Affiliate
     Agreements was entered into in the ordinary course of business and on commercially reasonable terms and conditions.

          (c) Except as set forth in Schedule 5.23(b), no officer or director of Seller or any Affiliate of Seller has any material interest in any property, real or personal, tangible or intangible, including inventions, trademarks, or trade names, used in or pertaining to the business of the Business.

     5.24 Customers and Suppliers. Except as set forth in Schedule 5.24, no supplier or customer of the Business has canceled or otherwise terminated, or made any written threat to Seller or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Business, or has at any time on or after January 1, 1999, decreased materially its services or supplies to the Business in the case of any such supplier, or its usage of the services or products of the Business. Except as set forth in Schedule 5.24, Seller has no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with the Business or to decrease materially its services or supplies to the Business or its usage of the services or products of the Business, as the case may be.

     5.25 Absence of Questionable Payments. With respect to the Business, neither Seller nor any director, officer, agent, employee, or other Person acting on behalf of Seller, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the FCPA or Section 30A of the Exchange Act. With respect to the Business, neither Seller nor any current director, officer, agent, employee, or other
Person acting on behalf of Seller, has accepted or received any unlawful contributions, payments, gifts, or expenditures. Seller is in compliance with the provisions of Section 13(b) of the Exchange Act.

     5.26 Products. Schedule 5.26 sets forth (a) all claims asserted or, to the Knowledge of Seller, threatened at any time during the past five years against Seller with respect to the Business in respect of personal injury, wrongful death, or property damage alleged to have resulted from products or services provided by the Business, together with a description of each such claim or action initiated with respect thereto and the disposition thereof.

     5.27 Brokers. Neither Seller nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person (other than RMG) for or on account of the transactions contemplated by this Agreement and, based upon the actions of Seller, its agents, or its Affiliates, no Person (other than RMG) shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby. Seller shall be solely responsible for paying RMG's fees.

     5.28 Beulah Rail Spur. Seller expressly disclaims and negates any warranty as to the condition of THE PERSONAL PROPERTY KNOWN AS THE BEULAH RAIL SPUR, including, without limitation, any implied or express warranty of merchantability, or any implied or express warranty of fitness for a particular purpose, It being expressly understood by Buyer that said personal property, fixtures, equipment, and items are being conveyed to Buyer "As is," where is, and in their present condition and state of repair. Seller has not granted to any Person any rights to the use thereof other than the right granted to the Coyote Station to use the Beulah Rail Spur for deliveries of lime to the Coyote Station.

     5.29 Disclosure. (a) No representation or warranty made in this Agreement or on any Schedule hereto by Seller is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect. Notwithstanding the foregoing, except as set forth or contemplated in this Agreement, Seller makes no representation or warranty with respect to Buyer or any of its affiliates concerning future revenues, expenses, expenditures, or results of operations.

          (b) In connection with the transaction contemplated hereby, Seller represents that to its knowledge, it has afforded Buyer an opportunity to inspect the assets, books, records and operations of Seller relating to the Business. To Seller's knowledge, Seller has made available to Buyer complete and correct copies of all agreements, instruments, and documents set forth on a Schedule or underlying a disclosure set forth on a Schedule. Each of the Schedules is complete and correct.

     5.30 Disclaimer of Other Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE TANGIBLE PERSONAL PROPERTY OWNED OR LEASED BY SELLER.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that, and agrees as follows:

     6.1 Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, Buyer will be duly licensed or qualified and in good standing as a foreign corporation in the states of Montana and North Dakota.

     6.2 Corporate Authority. Buyer has full corporate power and authority to enter into this Agreement and the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Upon receipt of the approval of Buyer's Board of Directors, this Agreement will be, and each of the Buyer Ancillary Agreements will be as of the Closing Date, duly executed and delivered by Buyer, and on the Closing Date (and assuming due execution and delivery by Seller) this Agreement will constitute, and each of the Buyer Ancillary Agreements when executed and delivered will constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally or by general equitable principles.

     6.3 No Violation. Except as disclosed in Schedule 6.3, Buyer is not subject to or bound by any provision of:

          (a) any Requirement of Laws,

          (b) any certificate of incorporation or by-laws,

          (c) any mortgage, deed of trust, lease, note, contract, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

          (d) any judgment, order, writ, injunction, or decree of any court, Governmental Body, or arbitrator, that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Except as disclosed in Schedule 6.3, no consent, approval, or authorization of or declaration or filing with any Person is required for the valid execution, delivery, and performance by Buyer of this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     6.4 Litigation. Buyer has not received written notice of any actions, suits, or legal, administrative, or arbitral proceedings pending to which Buyer is a party, or written notice of any threatened actions, suits, or legal, administrative or arbitral proceedings against Buyer that questions the validity of this Agreement, or of the transactions contemplated hereby, or of any action taken or to be taken by Buyer in connection with this Agreement.

     6.5 Brokers. Neither Buyer nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person (other than Rothschild) for or on account of the transactions contemplated by this Agreement and, based upon the actions of Buyer, its agents, or its Affiliates, no Person (other than Rothschild) shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby. Buyer shall be solely responsible for paying Rothschild's fees.

     6.6 Independent Investigation. In connection with this transaction, Buyer represents that it has been represented by independent attorneys, accountants, and knowledgeable advisors, and is sophisticated and knowledgeable with respect to business and financial matters. To Buyer's knowledge, it has been afforded an opportunity to inspect the assets, books, records, and operations of Seller and has inspected such assets, books, and records, and operations.

                                    ARTICLE 7

                              additional agreements

     7.1 Earn-out. In addition to the Purchase Price, Buyer shall pay Seller $0.5190 per ton, adjusted October 1, 2001 and annually thereafter for changes in the Gross Domestic Product-Implicit Price Deflator ("GDP-IPD"), on the first 2,535,700 tons of coal mined and shipped by Buyer (a) to the Holly Sugar refinery at Sidney, Montana after August 31, 2003; and (b) to the Lewis & Clark power plant at Sidney, Montana after December 31, 2002; provided, however, that these amounts shall be payable by Buyer only upon and in the event of payment for the related coal by the customer. These earn-out amounts shall be calculated and paid as described in Schedule 7.1. Buyer shall pay all earn-out sums due Seller on a quarterly basis. In the event that the GDP-IPD index ceases to be published, the inflation index most similar to the GDP-IPD shall be substituted in its place. For the avoidance of doubt, under no circumstances shall Buyer pay Seller more than $1,316,028.30 (as such sum may be adjusted for changes in the GDP-IDP) pursuant to this Section 7.1.

     7.2 Conduct of Business Prior to the Closing Date. Seller agrees that, between the date hereof and the earlier of the Terminal Date or the Closing
Date:

          (a) Except as contemplated by this Agreement or permitted by written consent of Buyer, Seller shall operate the Business only in the Ordinary Course of Business and shall not:

               (1) take any action of the nature referred to in Section 5.20, except as permitted therein;

               (2) change the Business's banking or safe deposit arrangements;

               (3) change Seller's certificate of incorporation or by-laws in any manner that would impair this transaction;

               (4) make or agree to any purchase or other commitment with respect to the Business exceeding $50,000 in value;

               (5) assume any obligation that is more than a month-to-month commitment or extend or modify any Coal Sale Contract except the Holly Sugar Coal Agreement; or

               (6)  deposit  or allow to be  deposited  in any pit at the Savage
          Mine any material, that would interfere with the resumption or continuation of the mining of coal from any such pit.

     (b) The phrase "Ordinary Course of Business" shall have its customary meaning, including without limitation and as modified by the following: Seller shall, between the date hereof and the Closing Date: (1) continue to operate the Mines consistent with good business practices in compliance with all applicable contracts and other obligations, and all Requirements of Laws, incurring only ordinary and necessary business expenses consistent with past practices for Mines, (2) maintain and preserve the goodwill, business relationships, Governmental Permits, and other rights of the Business, (3) keep all the Purchased Assets in good working order and repair (reasonable wear and tear excepted), (4) continue to make capital expenditures until the Closing Date such that as of the Closing Date Seller shall have spent a pro rata portion of its total year 2000 capital budget of $2,464,000 (with any difference to be reconciled by means of a purchase price adjustment), (5) not transfer, sell or dispose of, or contract to transfer, sell or dispose of, any Purchased Assets, except in the ordinary course of business, consistent with past practices, and
(6) not accelerate the collection of or sell or assign any accounts receivable, or decelerate the payment of accounts payable, except in order to conform with past practices.

     (c) Seller shall preserve the organization of the Business intact and shall use its reasonable efforts to keep available to Buyer the services of the present employees of the Business and to preserve for Buyer the goodwill of the Business's suppliers, customers, distributors, coal transporters, and sales representatives, if any, and others having relations with the Business.

     (d) Seller shall  maintain in force the insurance  policies  referred to in
Schedule 5.22 or insurance policies providing the same or substantially similar coverage; provided, however, that Seller will notify Buyer prior to the expiration of any of such insurance policies.

     (e) Except as contemplated by this Agreement (including Sections 7.3 and 7.4) or permitted by written consent of Buyer, no plan, fund, or arrangement disclosed or required to be disclosed in Schedule 5.16(a) as it relates to the Business and Transferred Employees has been or will be:

          (1) terminated by Seller or any member of the Controlled Group;

          (2) amended (except as expressly required by law) in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or

          (3) amended in any manner which would materially increase the cost to Buyer of maintaining such plan, fund, or arrangement.

          (f) Seller shall continue to reclaim the Bravo pit at the Beulah Mine in the Ordinary Course of Business, and Seller's personnel and equipment shall continue to be deployed in support of reclamation of the Bravo pit when such personnel and equipment are not necessary to support mining or reclamation at the active pits. At the Closing Date, all Seller's active pits shall be in contemporaneous reclamation, within the meaning of applicable Requirements of Laws.

     7.3 Employee Matters. Buyer shall offer employment to those individuals set forth on Schedule 7.3 commencing as of the Closing Date. All such individuals who accept offers of employment with Buyer as of the Closing shall be referred to herein as "Transferred Employees". However, as to employees who are disabled or on sick leave on the Closing Date, Seller shall indemnify Buyer for all Losses Buyer incurs in excess of $50,000 in the aggregate attributable to such employees until such employees return to work. Seller shall assist Buyer in effecting the Transferred Employees' change of employment as of the Closing Date in an orderly fashion.

          (b) Buyer shall provide to the Transferred Employees who are covered by the UMWA Agreement or the IUOE Agreement a post-retirement medical benefit substantially comparable to the post-retirement medical benefit Seller provides to such Persons as of the date hereof until the expiration date of such Agreements. As to the Transferred Employees who are salaried, Buyer for two years from the Closing Date, shall provide such employees with medical, post-retirement medical, dental, vacation, severance, defined contribution plan, and other benefits that are, in the aggregate, substantially comparable to the benefits Seller provides to such Persons at the date hereof.

          (c) To compensate Buyer for the cost of providing any benefits accrued by Transferred Employees prior to the Closing Date, Seller shall pay Buyer the present value or actuarial value, as applicable, of vested benefits accrued as of the Closing Date for vacation, bonus, medical (including post-retirement medical or other nonqualified retirement benefit) or other compensation or benefit arrangement, plan, or policy of Seller. The present actuarial value of such benefits, other than accrued vacation and bonuses, shall be determined by the firm of Towers, Perrin, Forster & Crosby, which shall compute the present value of such benefits in accordance with GAAP (using a discount rate of 7.75% (or such other rate as agreed by Bill Williamson of Towers, Perrin, Forster, & Crosby, Philadelphia office, and Thomas Holm of Towers, Perrin, Forster & Crosby, Minneapolis office, based on the change in the Moody's Aa Corporate Bond Yield between the date hereof and the Closing Date)) equal to the accumulated post-retirement benefit obligation on the Closing Date, and shall be set forth in an actuarial report of such firm (the "Towers, Perrin Report"). Buyer shall thereafter be liable for providing such benefits and for all liabilities associated with such benefits. The value of such benefits is referred to elsewhere in this Agreement as the "Employee Benefit Adjustment Amount." As provided in Section 3.3(e), the Employee Benefit Adjustment Amount shall be deducted from the Purchase Price payable pursuant to Section 3.1. Except as provided in this Section 7.3 and in Section 7.4, Buyer shall not assume any assets or liabilities or any other obligation with respect to any vacation, bonus, medical (including post-retirement medical or other nonqualified retirement benefit) or other compensation or benefit arrangement with respect to any current, former, or retired employee of Seller, including any Transferred Employee, and Seller retains all liabilities with respect to all such benefits.

          (d) Each Transferred Employee shall become fully vested in his accrued benefit in each tax qualified plan maintained by Seller or the Controlled Group ("Seller's Qualified Plans") calculated as of the Closing Date. Seller agrees that it will take such steps as are necessary to carry out the obligations of the first sentence of this paragraph and, as promptly as practicable, shall supply to Buyer evidence of the actions taken and copies of the operative documents. Buyer agrees that it shall confirm, as of the Closing Date, the names of all Transferred Employees.

     7.4 Certain Employee Benefit Plan Matters.  Seller  represents and warrants
(a) that it maintains two defined benefit plans, one for salaried employees ("Existing Salaried Employees' Plan") and one for hourly employees ("Existing Hourly Employees' Plan"); and (b) that each of the Existing Salaried Employees' Plan and the Existing Hourly Employees' Plan is fully funded. After the Closing, Buyer shall create two new plans, one for the hourly employees Buyer is required to hire pursuant to Section 7.3 ("New Hourly Employees' Plan") and one for the salaried employees Buyer is required to hire pursuant to Section 7.3 ("New Salaried Employees' Plan"), and Seller shall spin off the benefit liabilities for the relevant employees to each such plan. Seller shall transfer to the New Hourly Employees' Plan assets equal to the aggregate present value of the accrued benefits under the Existing Hourly Employees' Plan attributable to the hourly employees Buyer is required to hire pursuant to Section 7.3, determined on a termination basis as of the Closing Date (within the meaning of Treasury Regulation Section 1.414(l)-1(b)(5) and based on the "expected retirement age" as defined in PBGC regulations and the PBGC termination interest rate for annuity purposes (currently such interest rate effective for September 2000 as published by the PBGC is 7.00% for the next 25 years and 6.25% thereafter) for pension plans as of the Closing Date), as certified by the firm of Towers, Perrin, Forster, & Crosby (and taking into account a fifty percent cost sharing of any changes in benefits (except those related to a mine shutdown or twenty and out provision) effected or to be effected by the Assumption Agreements). Seller shall transfer to the New Salaried Employees' Plan assets equal to the aggregate present value of the accrued benefits under the Existing Salaried Employees' Plan attributable to the salaried employees Buyer is required to hire pursuant to Section 7.3, determined on a termination basis as of the Closing Date (within the meaning of Treasury Regulation Section 1.414(l)-1(b)(5) and based on the "expected retirement age" as defined in PBGC regulations and the PBGC termination interest rate for annuity purposes (currently such interest rate effective for September 2000 as published by the PBGC is 7.00% for the next 25 years and 6.25% thereafter) for pension plans as of the Closing Date), as certified by the firm of Towers, Perrin, Forster, & Crosby.

     7.5 Expenses. Buyer and Seller shall bear its own expenses in connection with this Agreement and its performance thereof.

     7.6 Access to Information and Confidentiality. Seller agrees that Buyer may conduct such reasonable investigation with respect to the business, business prospects, assets, liabilities (contingent or otherwise), results of operations, employees, and financial condition of the Business as will permit Buyer to evaluate its interest in the transactions contemplated by this Agreement. Each of Seller and Buyer will hold and will cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other Requirements of Laws, all documents and information concerning Seller or the Business furnished to Buyer and all documents and information concerning Buyer furnished to Seller in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Buyer prior to its disclosure to Buyer by Seller, (b) previously known by Seller prior to its disclosure to Seller by Buyer, (c) in the public domain through no fault of either Seller or Buyer, or (d) later lawfully acquired by either Seller or Buyer from other sources that are not under an obligation of confidentiality) and will not release or disclose such information to any other Person, except in connection with this Agreement to its lenders, auditors, attorneys, financial advisors and other consultants and advisors.

     7.7 No Solicitation. Unless and until termination occurs in accordance with
Article 12, Seller shall not, and shall direct each of its affiliates, officers, employees, representatives or agents not to, directly or indirectly, encourage, solicit, initiate, or engage in discussions or negotiations with, or provide any non-public information to, any Person concerning any merger, sales of substantial assets, sales of shares of capital stock, or similar transactions involving the Business or enter into any agreement with respect thereto. Seller will promptly communicate to Buyer the terms of any proposal which it may receive in respect of all such transactions prohibited by the foregoing.

     7.8 Press Releases. Except as required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Seller and Buyer. This covenant shall terminate on the Termination Date or the Closing Date, whichever first occurs.

     7.9 Transitional Assistance. For a period of up to 90 days following the Closing Date, Seller shall cooperate with and assist Buyer in the orderly transfer of the Business after the Closing Date. Such cooperation and assistance shall include but not be limited to (a) the physical transfer of any books, records, and computer software of the Business with shipping costs to be paid by Buyer; (b) reasonable access to and assistance from designated employees of Seller as approved by Nancy Christenson; and (c) such transition services as Buyer may reasonably request. At Buyer's request, Seller shall assign Seller's personnel to provide contract administration services, payroll services, human relations ("HR") services, and information technology services (all such services, collectively, the "Transition Services") to Buyer for ninety days following the Closing. Buyer shall not be required to pay any additional fee or charge for such Transition Services. Seller is providing these transitional services solely as an accommodation to Buyer. Buyer acknowledges and agrees that these transitional services are for "processing" functions only, and it shall be Buyer's sole responsibility to assure itself that all documents sent to Seller for processing have had the appropriate levels of review and approval by Buyer prior to receipt of Seller's Bismarck office. Should processing errors occur, Buyer shall have no legal recourse against Seller.

     7.10 Taxes. (a) Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

          (b) Notwithstanding Section 7.10(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax, or similar Tax attributable to the sale or transfer of the Purchased Assets shall be divided equally between Seller and Buyer. Buyer and Seller shall timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

          (c) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this
     Section 7.10. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion that is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

     7.11 Gascoyne. (a) If at any time prior to December 31, 2010 Seller intends at any time to sell or otherwise transfer all or a portion of its coal reserve interest in the Gascoyne mine previously operated by Seller (including all related reserves, facilities, and real property interests directly related to the coal reserves) ("Gascoyne") to any Person other than in connection with the Development Option, Seller shall comply with the provisions of this Section 7.11(a). In the event Seller intends to accept a bona fide offer to purchase or otherwise transfer all or a portion of its interest in Gascoyne, Seller shall give written notice (a "Sale Notice") to Buyer of such bona fide offer, setting forth the terms thereof. Within thirty (30) days from the date Buyer receives a Sale Notice from Seller, Buyer shall give to Seller a notice in writing (a "Purchase Notice") irrevocably committing Buyer to acquire or cause to be acquired from Seller all (but not less than all) of the interest in Gascoyne listed in the Sale Notice on substantially the terms contained in the Sale Notice. Seller shall be obligated to sell or otherwise transfer and Buyer shall be obligated to acquire such interest in Gascoyne pursuant to the terms set forth in the Sale Notice. If Buyer fails to provide a Purchase Notice to Seller within such 30-day period, Buyer's right of first refusal shall terminate with respect to the interest in Gascoyne specified in the Sale Notice and Seller shall be free to sell such interest to the person(s) specified in the Sale Notice on terms and at a price not more favorable to such person(s) than were stated in such notice.

          (b) If, at any time prior to December 31, 2010, either Seller or Buyer determines that it wishes to develop the Gascoyne reserves, then that party (the "Gascoyne Initiator") shall give written notice to the other party
     (the "Gascoyne Responder"). If the Gascoyne Initiator is Seller, the Gascoyne Initiator shall offer the Gascoyne Responder the opportunity to co-develop the Gascoyne reserves and shall share equally in the monetary costs and benefits of doing so (the "Development Option"). If the Gascoyne Initiator is Buyer, then the Gascoyne Initiator shall offer the Gascoyne Responder either (1) a 2% royalty override on the price of coal mined less production taxes at Gascoyne (the "Royalty Option") or (2) the opportunity to co-develop the Gascoyne reserves and share equally in the monetary costs and benefits of doing so. The Gascoyne Responder may accept or reject any option proposed by the Gascoyne Initiator. If the Gascoyne Responder selects either the Royalty Option or the Development Option, the option selected by the Gascoyne Responder shall be final and binding on both parties. If the Royalty Option is selected and Buyer is the Gascoyne Initiator, Seller shall take all commercially reasonable steps to facilitate Buyer's development of the Gascoyne site, and Buyer shall pay Seller the 2% royalty override in consideration therefor. If the
     Development Option is selected, the parties shall take commercially reasonable steps to develop the Gascoyne site and shall share equally in the monetary costs and benefits of doing so. If Buyer is the Gascoyne Initiator and Seller rejects both the Royalty Option and the Development Option, Seller shall transfer the Gascoyne reserves to Buyer for a consideration of $1. If Seller is the Gascoyne Initiator and Buyer rejects the Development Option, Buyer's rights under this Subsection (b) of Section
     7.11 shall terminate. The right to any royalty override under this Subsection (b) of Section 7.11 shall survive the termination or amendment of any lease for any of the Gascoyne reserves.

          (c) This Agreement does not obligate Seller to continue to lease or maintain any coal reserves at Gascoyne. Seller shall provide Buyer with a list showing the expiration date for each of the leases relating to the Gascoyne site, and Seller and Buyer shall update that list as necessary from the Closing Date through December 31, 2010.

     7.12 Covenant Not to Compete. From and after the Closing Date, and so long as Buyer is party to a contract with the International Union, United Mine Workers of America, neither Seller nor any affiliate of Seller will at any time compete, directly or indirectly, with Buyer in the mining or sale of coal at any location within the States of North Dakota or Montana including having any direct or indirect financial interest in any enterprise which engages in such business or entering into or seeking to enter into any commitment to engage in such business; provided, however, that this covenant shall not prohibit or limit Seller's rights and obligations under Section 7.11.


     7.13 Phase I Environmental Study. Seller shall arrange and pay for a Phase I environmental study conducted according to ASTM standards (the "Phase I
Environmental Study") of the Business and the Real Property. Seller shall deliver a copy of that study to Buyer.

     7.14 Further Assurances. At the Closing and from time to time after the Closing, (a) at the request of Buyer and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment, and transfer, and take such other action, as Buyer may reasonably request to sell, convey, assign, and transfer to and vest in Buyer or to put Buyer in possession of the Purchased Assets, and (b) at the request of Seller and without further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by Seller more effectively to confirm and carry out the assumption by Buyer of the obligations of Seller assumed by Buyer pursuant to the Instrument of Assumption.

     7.15 Tax Free Exchange. It is the intent of Seller that this transaction be part of a Tax Deferred Exchange according to Section 1031 of the Code and Buyer agrees to cooperate in executing documentation provided by an exchange accommodator at no expense to Buyer so long as it does not impair or limit any of Seller's warranties, representations, and agreements contained herein. Buyer makes no representations or warranties as to whether this transaction will constitute a tax free exchange under Section 1031 of the Code nor shall Buyer bear any liability if the IRS determines that this transaction is not a tax free exchange.

                                    ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     Buyer need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived:

     8.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and (b) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller in all material respects prior to or on the Closing Date, and Buyer shall have been furnished with certificates of an appropriate officer of Seller dated the Closing Date, to such effect.

     8.2 No Actions. No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit, or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer, Seller, or any of the principals, officers, or directors of any of them, seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

     8.3 Necessary Consents. Consents shall have been obtained, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements, and Governmental Permits to which Seller is a party or by which Seller or any of the Purchased Assets is affected and that are specified in Schedule 8.3 or are otherwise necessary to prevent a material adverse change in the Purchased Assets or in the operations, liabilities, profits, prospects, or condition (financial or otherwise) of the Business.

     Regulatory Approvals. If applicable, Buyer and Seller shall have filed all reports and satisfied all requests of additional information pursuant to the HSR Act, and all applicable waiting periods shall have expired.

     8.5 Satisfactory Investigation. Buyer shall have satisfactorily completed its investigation of the business, assets, and financial condition of the Business in connection with the transactions contemplated hereby and shall have been satisfied with such results. Buyer shall have satisfactorily completed its investigation of any event or condition arising or discovered after the date of this Agreement that could reasonably be expected to result in a failure of any of Buyer's conditions hereunder to be fulfilled.

     8.6 Environmental Investigation. Buyer shall have completed, to its satisfaction, an environmental inspection of the facilities of the Business, and Buyer shall not have discovered, either in the course of the environmental inspection or at any time prior to the Closing Date, any actual or potential liabilities, contingent or otherwise, relating to environmental matters which might be asserted against the Business.

     8.7 Completed Financing. Buyer's financing of the transactions contemplated hereby shall have been funded in full.

     8.8 Certain Real Property Matters. (a) At the Closing, Seller shall deliver to Buyer an assignment of its interest under each of the In Leases, along with the consent to assignment of the other party to the In Lease, if applicable, each in form and substance acceptable to Buyer.

          (b) At or prior to the Closing, Seller shall deliver to Buyer and its title insurer such evidence as may be reasonably required by Buyer or its title insurer of the due authorization, execution, and delivery of this Agreement and the consummation of the transfers of Real Property contemplated hereunder.

          (c) At or prior to the Closing, there shall be available to Buyer at Buyer's expense, a commitment or commitments to issue on ALTA Form 1970-B, or such other or equivalent form acceptable to Buyer, an owner's title insurance policy for all the Owned Real Property and the Real Improvements and a leasehold owner's title insurance policy for the Leased Real Property (collectively, the "Policies"), at standard rates, issued by companies acceptable to Buyer, in amounts not less than the value of the Real Property, as reasonably determined by Buyer, insuring title thereto to be good and marketable, free and clear of all Encumbrances, except for Permitted Encumbrances, which insurance shall include coverage for all appurtenant easements and servitudes, and contain usury, zoning, contiguity, access, encroachment, or comprehensive endorsements, as Buyer shall deem necessary.

          (d) Seller shall make available to Buyer all surveys of the Real Property in its possession or control.

          (e) Seller shall execute and deliver an affidavit of Seller, sworn to under penalty of perjury, in the form of Exhibit D setting forth Seller's name, address and federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code. If, on or before the Closing Date, Buyer shall not have received such affidavit, Buyer may withhold from the Purchase Price payable at Closing to the Seller pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

     8.9 Assumption Agreements. Buyer shall have entered into an assumption agreement with the International Union, United Mineworkers of America providing for the assumption of the UMWA Agreement and an assumption agreement with the International Union of Operating Engineers, Local Union #400 providing for the assumption of the IUOE Agreement, each of which assumption agreements shall be conditioned on the Closing and satisfactory to Buyer.

     8.10 Board Approval. The performance of this Agreement and the execution, delivery, and performance of the Buyer Ancillary Agreements shall have been approved by Buyer's Board of Directors.

     8.11 Certain  Environmental  Matters.  The Phase I Environmental  Study and
Schedule 5.21(c), which is not attached to this Agreement on the date it is being signed, shall be acceptable to Buyer.

                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     Seller need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled or waived:

     9.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and (b) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied in all material respects with by it prior to or on the Closing Date, and Seller shall have been furnished a certificate of an appropriate officer of Buyer, dated the Closing Date, to such effect.

     9.2 No Actions. No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit, or proceeding by any governmental or regulatory authority shall have been threatened, against Seller, or any of its principals, officers, or directors, seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

     9.3 Consents. Consents shall have been obtained, in form and substance reasonably satisfactory to Seller, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements, and Governmental Permits to which Seller is a party or by which Seller or any of the Purchased Assets is affected and that are specified in Schedule 8.3 or are otherwise necessary to prevent a material adverse change in the Purchased Assets or in the operations, liabilities, profits, prospects, or condition (financial or otherwise) of the Business.

     9.4 Regulatory Approvals. Seller and Buyer shall have filed all reports and satisfied all requests of additional information pursuant to the HSR Act, and all applicable waiting periods shall have expired.

     9.5 Assumption Agreements. Buyer shall have entered into the Assumption Agreements, and as a result thereof Seller shall have been relieved of its obligations under the UMWA Agreement and IUOE Agreement, other than its liabilities and obligations under Section 15.6 of the IUOE Agreement and under
Section 4.12 of the UMWA Agreement.

     9.6 Board Approval. The performance of this Agreement and the execution, delivery, and performance of the Seller Ancillary Agreements shall have been approved by Seller's Board of Directors.


                                   ARTICLE 10

                                INDEMNIFICATION

     10.1 Indemnification by Seller. (a) Seller shall indemnify and hold harmless each Buyer Group Member from and against any and all Loss and Expense imposed upon or incurred by such Buyer Group Member as a result of, in connection with, or arising from:

          (1) any breach by Seller of, or default in the performance by Seller of, any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or any Seller Ancillary Agreement;

          (2) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto (other than the representation and warranty set forth in Subsection (c) of Section 5.21);

          (3) any failure of Seller to obtain prior to the Closing any consent required for the consummation of the transactions contemplated hereby or by the Seller Ancillary Agreements, including those set forth in Schedule 5.4; and

          (4) the failure of Seller to satisfy or perform any of the liabilities or obligations not assumed by Buyer pursuant to this Agreement.

               (b) Notwithstanding any other provision of this Agreement, Seller shall be obligated to indemnify and hold harmless any Buyer Group Member for Loss or Expense pursuant to Section 10.1(a)(2) only if the aggregate amount of such Loss and Expense exceeds $200,000 (the "Basic Threshold"), and then only for the amount of such Loss and Expense that exceeds the Basic Threshold.

               (c) Seller shall not be obligated to pay more than $3,000,000 in the aggregate in respect of Loss and Expense based upon, attributable to, or resulting from a claim for indemnification under Section 10.1(a)(2); provided, however, that the foregoing limitation shall not apply to Loss or Expense based upon, attributable to, or resulting from a breach of any warranty or the inaccuracy of any representation contained or referred to in Sections 5.1, 5.2, 5.3, 5.6, or 5.26.

               (d) Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not be entitled to indemnification under
          Section 10.1(a)(3) if Seller fully complies with its obligations under
          Section 2.5.

               (e) The indemnification provided for in this Section 10.1 shall terminate two years after the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.1 thereafter), except that the indemnification by Seller shall continue as to:

               (1) the obligations and representations of Seller under the Instrument of Assignment, as to which no time limitation shall apply;

               (2) the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.6, and 5.26 and the covenants and agreements of Seller set forth in Section 10.1(a)(4), as to all of which no time limitation shall apply;

               (3) the representations and warranties set forth in Sections 5.10, 5.14, and 5.15, as to which the indemnification provided for in this Section 10.1 shall terminate 6 years after the Closing Date;

               (4) the representations and warranties set forth in Section 5.8, as to which the indemnification provided for in this Section 10.1 shall terminate 15 years after the Closing Date; and

               (5) any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Section 10.1 and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Section 10.1.

     10.2 Indemnification by Buyer. (a) Buyer shall indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense imposed upon or incurred by such Seller Group Member as a result of, in connection with, or arising from:

          (1) any breach by Buyer, or default in the performance by Buyer of, any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or any Buyer Ancillary Agreement; or

          (2) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto;

          (3) any and all claims by any third Person arising from the failure to pay, perform, or discharge any of the Assumed Liabilities after the Closing Date, including any lease, sublease, or agreement expressly assumed by Buyer pursuant to the terms of this Agreement, or any act or omission by Buyer occurring on or after the Closing Date with respect to any of the Assumed Liabilities; and

          (4)  any and all  debts,  obligations,  and  liabilities  (other  than
     Excluded  Liabilities)   resulting  from  or  in  connection  with  Buyer's
     ownership of the Purchased Assets arising or occurring after the Closing.

               (b) Notwithstanding any other provision of this Agreement, Buyer shall be obligated to indemnify and hold harmless any Seller Group Member for Loss or Expense pursuant to Section 10.2(a)(2) only if the aggregate amount of such Loss and Expense exceeds the Basic Threshold, and then only for the amount of such Loss and Expense that exceeds the Basic Threshold.

               (c) Buyer shall not be obligated to pay more than $3,000,000 in the aggregate in respect of Loss and Expense based upon, attributable to, or resulting from a claim for indemnification under Section 10.2(a)(2); provided, however, that the foregoing limitation shall not apply to Loss or Expense based upon, attributable to, or resulting from a breach of any warranty or the inaccuracy of any representation contained or referred to in Sections 6.1, 6.2, or 6.5.

               (d) The indemnification provided for in this Section 10.2 shall terminate five years after the Closing Date (and no claims shall be made by any Seller Group Member under this Section 10.2 thereafter), except that the indemnification by Buyer shall continue as to:

                    (1) the representations and warranties set forth in Sections
               6.1, 6.2, and 6.5, and the covenants and agreements of Buyer set forth in Sections 10.2(a)(3) and 10.2(a)(4), as to all of which no time limitation shall apply; and

                    (2) any Loss or Expense of which Seller has  notified  Buyer in accordance with the requirements of Section 10.3 hereof on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Section 10.2, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this Section 10.2.

     10.3 Notice of Indemnity Claims. (a) Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.


          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article 10 shall be determined: (1) by the written agreement between the Indemnified Party and the Indemnitor; (2) by a final judgment or decree of any court of competent jurisdiction; or (3) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

     10.4 Third Person Claims. (a) Subject to Section 10.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise, or settle any such claim, action, or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action, or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party.

          (b) If any third Person claim, action, or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respects on the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any such third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle, or compromise any such claim, action, or suit; provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

     10.5 Environmental Indemnification and Limitation Thereof. (a) Seller shall indemnify and hold harmless each Buyer Group Member from and against any and all Loss or Expense incurred by such Buyer Group Member as a result of, in connection with, or arising from:

          (1) any breach of any warranty or the inaccuracy of any representation of Seller set forth in Subsection (c) of Section 5.21, or any breach of any warranty or the inaccuracy of any representation in a certificate delivered by or on behalf of Seller that repeats a representation or warranty set forth in Subsection (c) of Section 5.21;

          (2) loss of life, injury to persons or property, or damage to natural resources caused by the Release, storage, transportation, treatment or generation of Contaminants generated, stored, used, disposed of, treated, handled, or shipped by Seller or any of its Affiliates on or before the Closing Date;

          (3) any Contaminants requiring Remedial Action to the extent released:
     (x) on or beneath the Real Property prior to or on the Closing Date or (y) at any other location if such substances were generated, used, treated, transported, or Released by or on behalf of Seller or any of its Affiliates prior to or on the Closing Date; and

          (4) installation of pollution control equipment or other equipment to bring any Real Improvements into compliance with any Environmental Law if such equipment is installed as a result of the failure of such Real Improvements to be in compliance with any Environmental Law as of the Closing Date.

               (b) Notwithstanding any other provision of this Agreement, Seller shall be obligated to indemnify and hold harmless any Buyer Group Member for Loss or Expense pursuant to Section 10.5(a) only if the aggregate amount of such Loss and Expense exceeds $200,000 (the "Environmental Threshold"), and then only for the amount of such Loss and Expense that exceeds the Environmental Threshold.

               (c) Seller shall not be obligated to pay more than $6,000,000 in the aggregate in respect of Loss and Expense based upon, attributable to, or resulting from a claim for indemnification under Section 10.5(a).

               (d) The indemnification provided for in this Section 10.5 shall terminate five years after the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.5 thereafter), except that the indemnification by Seller shall continue as to any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.5, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense.

               (e) Buyer shall not voluntarily undertake any Cleanup at any Real Property unless doing so is (x) required by Environmental Laws or (y) prudent and reasonable to mitigate Loss or Expense otherwise covered by Section 10.5(a). Any Cleanup at any Real Property shall be undertaken,  to the best of Buyer's  abilities,  in a  reasonable  and cost-effective manner, consistent with the use of such property. Except for Cleanup undertaken on an emergency basis to protect against an imminent risk to human health or the environment, prior to the commencement of any Cleanup for which Seller may have indemnity obligations subject to indemnification hereunder, at any Real Property, a representative of Buyer shall provide Seller with a plan as to Buyer's intended course of action, the projected costs to be incurred in connection therewith, and the anticipated time frame for completion. Seller shall have the right to review such plan with Buyer, to consult with Buyer regarding the proposed plan of action, and to provide comments and suggestions, which reasonable comments and suggestions Buyer will make good faith efforts to incorporate into the work plan. Seller shall receive periodically written status reports with regard to the Cleanup efforts subject to the indemnification.

     10.6 Indemnification Exclusive Remedy for Breach of Representations and Warranties. Should the Closing occur, the sole and exclusive remedy of each party against the other with respect to any and all claims arising under Sections 10.1(a)(2), 10.2(a)(2), and 10.5(a)(1) shall be pursuant to the indemnification provisions set forth in this Article 10.


                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement.

     11.2 Waiver. Any failure of Seller to comply with any of their obligations or agreements herein contained may be waived only in writing by Buyer. Any failure of Buyer to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller.

     11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

                  (a)      If to Seller or, to:

                           Knife River Corporation
                           1915 North Kavaney Drive
                           Bismarck, ND 58501
                           Telecopier:  (701) 530-1451
                           Telephone:  (701 ) 223-1771
                           Attention:     President

                  (b)      If to Buyer, to

                           Westmoreland-Knife River Coal Acquisition Corp. 2 North Cascade Avenue, 14th Floor
                           Colorado Springs, CO 80903
                           Telecopier:  (719) 448-5825
                           Telephone:  (719) 442-2600
                           Attention:  General Counsel

Such names and addresses may be changed by written notice to each person listed above.

     11.4  Survival  of   Representations,   Warranties,   and  Covenants.   The
representations, warranties, and covenants contained in this Agreement shall survive the Closing Date, subject to the limitations contained herein.

     11.5 Mail Received after Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller or any agent or former agent thereof and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Business.

     11.6 Governing Law and Consent to Jurisdiction; Dispute Resolution. (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

          (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 11.6. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.

          (c) The arbitration panel shall consist of three neutral arbitrators, one of whom shall be appointed by each party hereto. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

          (d) The place of arbitration shall be New York, New York.

          (e) Either party may apply to any court having jurisdiction over the parties and the Agreement and seek injunctive relief to maintain the status quo or to aid the jurisdiction of the arbitration panel until an arbitration award is rendered or the controversy is otherwise resolved.

     11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.8 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.9 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.10 Amendment and Modification. This Agreement may be amended or modified only by written greement of the parties hereto.

     11.11 Binding Effect; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections
10.1 and 10.2, the Buyer Group Members and Seller Group Members) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.12 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party provided that Buyer
(a) may grant a security interest in its rights under this Agreement to its lender(s) as security for Buyer's obligations to such lender(s) (and such lender(s) may exercise its rights and remedies with respect to such security interest) and (b) may assign its rights under the Agreement, or any portion thereof, to any affiliate of Buyer.


                                   ARTICLE 12

                                   TERMINATION

     12.1 Termination.  Anything  contained in this Agreement other than in this
Section 12.1 to the contrary notwithstanding, this Agreement may be terminated in writing at any time:

          (a) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by mutual consent of Buyer and Seller;

          (b) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by either Buyer or Seller, if the Closing shall not have occurred on or before the Terminal Date (or such later date as may be agreed upon in writing by the parties hereto);

          (c) by Buyer (1) in the event all  conditions  precedent  set forth in
     Article 8 have not been satisfied by the Terminal Date or (2) in the event of any material breach by Seller or of any agreements, representations, or warranties of Seller contained herein and the failure of Seller to cure such breach within thirty business days after receipt of notice from Buyer requesting such breach to be cured; or

          (d) by Seller (1) in the event all  conditions  precedent set forth in
     Article 9 have not been satisfied by the Terminal Date or (2) in the event of any material breach by Buyer of any agreements, representations, or warranties of Buyer contained herein and the failure of Buyer to cure such breach within ten business days after receipt of notice from Seller requesting such breach to be cured.

     12.2 Termination Fee. If, after the execution of this Agreement and prior to the 90th day after the termination of this Agreement pursuant to Section 12.1(c), a Person other than Buyer or an affiliate of Seller acquires all or substantially all of the Purchased Assets or enters into an agreement with Seller or any of its Affiliates providing for the acquisition of all or substantially all of the Purchased Assets (whether by purchase of all of the Purchased Assets, purchase of the stock of Seller, or otherwise), Seller shall pay Buyer a termination fee of $100,000. If the Agreement is terminated by Seller, pursuant to Section 12.1(d), Buyer shall pay Seller a termination fee of $100,000.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                       KNIFE RIVER CORPORATION



                       By
                          ---------------------------------------
                            Name:        Terry D. Hildestad
                            Title:       President and CEO





                       WESTMORELAND-KNIFE RIVER COAL ACQUISITION CORP.



                       By
                          ---------------------------------------
                            Name:        Christopher K. Seglem
                            Title:       President




           ----------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                         Dated as of September 27, 2000

                                 By and Between

                             KNIFE RIVER CORPORATION

                                       and

                 WESTMORELAND-KNIFE RIVER COAL ACQUISITION CORP.

           -----------------------------------------------------------




                                TABLE OF CONTENTS
                                                                    Page

                                    ARTICLE 1

                     DEFINITIONS AND RULES OF INTERPRETATION


1.1      Definitions..................................................1

1.2      Rules of Interpretation......................................9

                                    ARTICLE 2

                                PURCHASE AND SALE


2.1      Purchased Assets............................................10

2.2      Excluded Assets.............................................11

2.3      Assumed Liabilities.........................................12

2.4      Excluded Liabilities........................................13

2.5      Nonassignable Contracts, Permits, and Leases................13

                                    ARTICLE 3

                                 PURCHASE PRICE


3.1      Purchase Price..............................................14

3.2      Allocation of Purchase Price................................14

3.3      Post-Closing Adjustment.....................................14

                                    ARTICLE 4

                                     Closing


4.1      Closing.....................................................16

4.2      Payment on the Closing Date.................................16

4.3      Buyer's Additional Deliveries...............................16

4.4      Seller's Deliveries.........................................17

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER


5.1      Organization................................................18

5.2      Corporate Authority.........................................18

5.3      Subsidiaries and Investments................................18

5.4      No Violation................................................18

5.5      Litigation..................................................19

5.6      Effect of Agreements........................................19

5.7      Purchased Assets............................................19

5.8      Real Property...............................................19

5.9      Personal Property...........................................20

5.10     Personal Property Leases....................................21

5.11     Contracts and Commitments...................................21

5.12     Governmental Permits and Bonds..............................22

5.13     Financial Statements........................................23

5.14     Books and Records...........................................23

5.15     Tax Matters.................................................23

5.16     Employee Matters............................................24

5.17     Intellectual Property.......................................24

5.18     Inventory...................................................25

5.19     No Material Change..........................................25

5.20     Absence of Change or Event..................................25

5.21     Compliance with Law.........................................26

5.22     Insurance...................................................27

5.23     Affiliate Interests.........................................27

5.24     Customers and Suppliers.....................................27

5.25     Absence of Questionable Payments............................28

5.26     Products....................................................28

5.27     Brokers.....................................................28

5.28     Beulah Rail Spur............................................28

5.29     Disclosure..................................................28

5.30     Disclaimer of Other Warranties..............................29

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER


6.1      Organization................................................29

6.2      Corporate Authority.........................................29

6.3      No Violation................................................29

6.4      Litigation..................................................30

6.5      Brokers.....................................................30

6.6      Independent Investigation...................................30

                                    ARTICLE 7

                              additional agreements


7.1      Earn-out....................................................30

7.2      Conduct of Business Prior to the Closing Date...............31

7.3      Employee Matters............................................32

7.4      Certain Employee Benefit Plan Matters.......................33

7.5      Expenses....................................................34

7.6      Access to Information and Confidentiality...................34

7.7      No Solicitation.............................................34

7.8      Press Releases..............................................34

7.9      Transitional Assistance.....................................35

7.10     Taxes.......................................................35

7.11     Gascoyne....................................................35

7.12     Covenant Not to Compete.....................................36

7.13     Phase I Environmental Study.................................37

7.14     Further Assurances..........................................37

7.15     Tax Free Exchange...........................................37

                                    ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER


8.1      Representations and Warranties..............................37

8.2      No Actions..................................................37

8.3      Necessary Consents..........................................38

8.4      Regulatory Approvals........................................38

8.5      Satisfactory Investigation..................................38

8.6      Environmental Investigation.................................38

8.7      Completed Financing.........................................38

8.8      Certain Real Property Matters...............................38

8.9      Assumption Agreements.......................................39

8.10     Board Approval..............................................39

8.11     Certain Environmental Matters...............................39

                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER


9.1      Representations and Warranties..............................39

9.2      No Actions..................................................39

9.3      Consents....................................................40

9.4      Regulatory Approvals........................................40

9.5      Assumption Agreements.......................................40

9.6      Board Approval..............................................40

                                   ARTICLE 10

                                 INDEMNIFICATION


10.1     Indemnification by Seller...................................40

10.2     Indemnification by Buyer....................................41

10.3     Notice of Indemnity Claims..................................42

10.4     Third Person Claims.........................................43

10.5     Environmental Indemnification and Limitation Thereof........44

10.6     Indemnification Exclusive Remedy for Breach of
         Representations and Warranties..............................45

                                   ARTICLE 11

                                  MISCELLANEOUS


11.1     Cooperation.................................................45

11.2     Waiver......................................................45

11.3     Notices.....................................................45

11.4     Survival of Representations, Warranties, and Covenants......46

11.5     Mail Received after Closing.................................46

11.6     Governing Law and Consent to Jurisdiction; Dispute
         Resolution..................................................46

11.7     Counterparts................................................47

11.8     Headings....................................................47

11.9     Entire Agreement............................................47

11.10    Amendment and Modification..................................47

11.11    Binding Effect; No Third-Party Beneficiaries................47

11.12    Assignability...............................................47

                                   ARTICLE 12

                                   TERMINATION


12.1     Termination.................................................47

12.2     Termination Fee.............................................48



Schedules

Schedule 1.1(a)...         Permitted Encumbrances
Schedule 2.1(a)...         Owned Real Property
Schedule 2.1(b)...         In Leases
Schedule 2.1(d)...         Out Leases
Schedule 2.1(f)...         Personal Property Leases
Schedule 2.1(g)...         Coal Sale Contracts
Schedule 2.1(h)...         Supply Contracts
Schedule 2.1(i)...         CCB Disposal Agreements
Schedule 2.1(j)...         Miscellaneous Contracts
Schedule 2.2(f)...         Certain Excluded Assets
Schedule 4.2......                  Bank Account of Seller
Schedule 5.4......                  No Violation
Schedule 5.5......                  Litigation
Schedule 5.8(e)...         As to the Real Improvements
Schedule 5.9(a)...         Personal Property
Schedule 5.9(b)...         As to the Personal Property
Schedule 5.11(a)..         Contracts and Commitments
Schedule 5.11(b)..         As to the Purchased Contracts
Schedule 5.12(a)..         Governmental Permits
Schedule 5.12(b)..         As to the Governmental Permits
Schedule 5.12(c)..         Reclamation and Surety Bonds
Schedule 5.13(a)(3)                 Balance Sheet
Schedule 5.13(b)..         No Liabilities
Schedule 5.16(a)..         Employee Matters
Schedule 5.16(b)..         As to the Transferred Employees
Schedule 5.20.....                  Absence of Change or Event
Schedule 5.21(a)..         Compliance with Law
Schedule 5.21(c)..         Certain Environmental Matters
Schedule 5.22.....                  Insurance
Schedule 5.23(a)..         Affiliate Interests
Schedule 5.23(b)..         Affiliate Agreements
Schedule 5.24.....                  Customers and Suppliers
Schedule 5.26.....                  Products
Schedule 6.3......                  No Violation
Schedule 7.1......                  Earn Out
Schedule 7.3......                  Transferred Employees
Schedule 8.3......                  Necessary Consents

Exhibits

Exhibit A.........                  Instrument of Assignment
Exhibit B.........                  Instrument of Assumption
Exhibit C.........                  Statement of Exceptions
Exhibit D.........                  FIRPTA Certificate